____________________________________________

DEBENTURE PURCHASE AGREEMENT

BY AND AMONG

MULTIBAND NE INCORPORATED,

MULTIBAND SC INCORPORATED,

MULTIBAND EC INCORPORATED,

MULTIBAND NC INCORPORATED,

and

MULTIBAND DV INCORPORATED.

(as the Borrowers)

and

CONVERGENT CAPITAL PARTNERS II, L.P.

(as the Purchaser)

Dated as of:  May ___, 2009

_____________________________________________

DEBENTURE PURCHASE AGREEMENT

This DEBENTURE PURCHASE AGREEMENT (this “Agreement”) dated as of May ___, 2009, is by and among MULTIBAND NE INCORPORATED, a Delaware corporation, f/k/a DirecTECH Delaware Inc. (“NE”), MULTIBAND SC INCORPORATED, a Louisiana corporation, f/k/a DirecTECH Southwest INCORPORATED (“SC”), MULTIBAND EC INCORPORATED, a Kentucky corporation, f/k/a JBM Inc. (“EC”), MULTIBAND NC INCORPORATED, a Michigan corporation, f/k/a Michigan Microtech INCORPORATED (“NC”), and MULTIBAND DV INCORPORATED, a Delaware corporation, f/k/a DireTECH Development Corp. (“DV”); (NE, SC, EC, NC, and DV are collectively referred to herein as the “Borrowers” and individually as a “Borrower”), and CONVERGENT CAPITAL PARTNERS II, L.P., a Delaware limited partnership (“the Purchaser”).  Capitalized terms used in this Agreement are defined in Section 11.1.

To induce Purchaser to purchase the Secured Debenture from the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	DESCRIPTION OF SECURED DEBENTURE AND COMMITMENT

1.1           Description of Secured Debenture  The Borrowers will authorize the issuance and sale of the Secured Debenture, which shall be dated as of the Closing Date and shall be in the original principal amount of Five Million and No/100ths Dollars ($5,000,000.00), and shall bear interest at the rate of interest specified in Section 2.1.  The Secured Debenture shall be in the form attached hereto as Exhibit A.

1.2           Commitment; Issuance and Sale of the Secured Debenture.

(a)           Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, on the Closing Date, the Borrowers agree to issue and sell to Purchaser, and Purchaser agrees to purchase from the Borrowers, the Secured Debenture at a purchase price of one hundred percent (100%) of the original principal amount of the Secured Debenture (the “Purchase Price”).

(b)           The Secured Debenture will be delivered to Purchaser on the Closing Date in the name of Purchaser, or in the name of Purchaser’s nominee, as such name is set forth in Annex 1 hereto.  Upon receipt thereof, Purchaser will pay the Purchase Price for its applicable Secured Debenture by wire transfer of immediately available funds to a bank account designated in writing by the Borrowers at least two (2) days prior to the Closing Date.

1.3           Closing Fees.  The Borrowers shall pay, at the Closing, closing fees (collectively, the “Closing Fees”) in the amount of One Hundred Thousand Dollars ($100,000.00) to Purchaser by wire transfer of immediately available funds to such account as Purchaser shall designate in writing at least two (2) days prior to the Closing Date.  The Closing Fees shall be deemed fully earned and nonrefundable upon the Borrowers’ receipt of the Purchase Price on the Closing Date.

1.4           Use of Proceeds.  The proceeds from the sale of the Secured Debenture will be used solely as provided on Schedule 1.4.

1.5           Prepayment Premium.  In the event the Borrowers make a prepayment, in whole or in part, of the Secured Debenture pursuant to Section 2.2 or following the acceleration of the Obligations pursuant to Section 9.2, Borrowers shall pay to the Purchaser a fee (the “Prepayment Premium”) equal to: (a) five percent (5.0%) of the amount of such prepayment made during the first Debenture Year; (b) four percent (4.0%) of the amount of such prepayment made during the second Debenture Year; (c) three percent (3.0%) of the amount of such prepayment made during the third Debenture Year; or (d) two percent (2.0%) of the amount of such prepayment made during the fourth Debenture Year.

2.	PAYMENT AND PREPAYMENT OF OBLIGATIONS

2.1           Principal and Interest Payments.  Principal and interest on the Secured Debenture shall be due and payable as follows:

(a)           Interest.  Interest on the outstanding principal balance of the Secured Debenture shall accrue at a rate of fourteen percent (14.0%) per annum (computed on the basis of the actual number of days elapsed in a year of 360 days) (such rate of interest being the “Interest Rate”); provided, that, following the occurrence and during the continuance of an Event of Default under Section 9.1, and during the continuation thereof, interest on the outstanding principal balance of the Secured Debenture shall accrue at a rate at all times equal to the Interest Rate plus two percent (2.0%) (such higher rate of interest described in this proviso clause being the “Default Rate”).  Interest shall be due and payable as follows: (i) monthly in arrears on the first Business Day of each month, commencing on June 1, 2009 (which shall be for the period from the Closing Date through May 31, 2009), and (ii) on the Termination Date.  On each date on which any payment of interest is due on the Secured Debenture the portion of such interest payment due on the Secured Debenture on such date (other than any portion of such interest payment due with respect to any principal amount of the Secured Debenture to be prepaid on such date, whether as a result of a required prepayment pursuant to Section 2.3, an Optional Prepayment pursuant to Section 2.2, the maturity of the Secured Debenture, the acceleration of the Secured Debenture pursuant to Section 9.2 or otherwise) that is equal to the PIK Portion shall not be payable in cash but shall be paid by automatically adding the amount of the PIK Portion to the principal balance of the Secured Debenture as of the date such interest payment is due, and thereupon such PIK Portion shall be treated as a portion of the outstanding principal balance of the Secured Debenture for all purposes as of such date and thereafter accrue interest at the rate applicable to the Secured Debenture.  The “PIK Portion” of any such interest payment on any such interest payment date shall be equal to an amount of interest accrued on the outstanding principal amount of the Secured Debenture (other than any principal amount of the Secured Debenture to be prepaid on such interest payment date, as aforesaid) since the immediately prior interest payment date at the rate of 2.00% per annum.

(b)           Principal Payments.  Unless otherwise accelerated pursuant to the terms hereof, the entire unpaid outstanding principal balance of the Secured Debenture, together with any accrued but unpaid interest, shall be due and payable on the Termination Date.

2.2           Optional Prepayments.  At the Borrowers’ option, upon notice given as provided below, the Borrowers may, at any time, prepay the outstanding principal amount of, and accrued unpaid interest on, the Secured Debenture in part or in full provided that the Borrowers contemporaneously pay the Prepayment Premium, if any, on the principal amount of the Secured Debenture so prepaid.  The amount of any such Optional Prepayment may not be re-borrowed by the Borrowers.  The Borrowers shall give written notice of any intended optional prepayment to Purchaser not less than sixty (60) days before the date for prepayment, specifying in each such notice the date upon which prepayment is to be made.  The prepayment to be made as described in such notice may be made conditional upon the happening of any event, and may be withdrawn prior to the date upon which prepayment is to be made by delivery of written notice to the Purchaser of such withdrawal except that any Optional Prepayment that is not conditioned upon the happening of a specified event cannot be withdrawn within thirty (30) days of the specified prepayment date and such Optional Prepayment shall become due and payable on the specified prepayment date.  Any prepayment under this Section 2.2 shall be applied first, to any expenses and/or damages to which Purchaser may be entitled, second, to accrued but unpaid interest on the principal amount being prepaid, third to the Prepayment Premium, if any, due on the principal amount prepaid, and fourth, to principal amount of the Secured Debenture, unless the Purchaser determines, in its sole discretion, to apply any such prepayment in a different order.

2.3           Mandatory Prepayments.  Any prepayment under this Section 2.3 shall be applied first, to any expenses and/or damages to which Purchaser may be entitled, second, to accrued but unpaid interest on the principal amount being prepaid, and third, to the principal amount of the Secured Debenture, unless the Purchaser determines, in its sole discretion, to apply any such prepayment in a different order.  The amount of any such mandatory prepayment may not be re-borrowed by the Borrowers.  The Borrowers shall make mandatory prepayments in each of the following circumstances:

(a)           If, during any Fiscal Year, any Loan Party or any of its Subsidiaries shall sell or otherwise dispose of any property or properties, other than (i) sales of inventory in the ordinary course of business, or (ii) sales of other property or properties where the aggregate Net Proceeds of such sales (or related series of sales) is less than $250,000 determined on a Consolidated basis, then the Borrowers shall prepay the Obligations in an amount equal to the lesser of: (A) 100% of the Net Proceeds of such sales or other dispositions that exceed $250,000 during such Fiscal Year; or (B) the aggregate amount of all Obligations, such prepayment to be made promptly, and in any event within five (5) Business Days, after receipt of such Net Proceeds;

(b)           Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock (other than to employees, directors or managers of one of the Loan Parties or pursuant to the exercise any stock option or warrant issued by Parent), the Borrowers shall prepay the Obligations in an amount equal to the lesser of: (A) 100% of the Net Proceeds received by such Person in connection therewith; or (B) the aggregate amount of all Obligations, such prepayment to be made promptly, and in any event within five (5) Business Days, after receipt of such Net Proceeds.  .

(c)           In the event any Loan Party or any of its Subsidiaries (i) becomes a party to any acquisition, merger or consolidation not permitted under Section 8.3 or otherwise consented to by the Purchaser, or (ii) undergoes a Change in Control, the Borrowers shall prepay the Obligations in full, such prepayment to be made promptly, and in any event contemporaneously with the occurrence of such acquisition, merger, consolidation or Change of Control.

The provisions of this Section 2.3 shall not be deemed to be implied consent to any transaction otherwise prohibited by the terms and conditions of this Agreement

2.4           Additional Payments.  Unless otherwise provided herein or in any other Loan Document, all Obligations, other than principal and interest on the Secured Debenture, shall be payable by the Borrowers to the Holder thereof after the same shall become due and payable, 10 days after presentation of an invoice together with reasonable supporting documentation therefore, and shall bear interest from the date due until paid at the Interest Rate.  Payment of fees and expenses due and payable to Purchaser on the Closing Date shall be paid in full on the Closing Date.

2.5           Direct Payment.  The Borrowers will pay all sums becoming due hereunder and on the Secured Debenture to the Holder at the address specified for such Holder, as applicable on Annex I hereto, by wire transfer in U.S. Dollars of Federal Reserve Funds or other immediately available funds, to the account specified for such Holder on Annex I, or at such other address or in such other form as such Holder shall have designated by notice to the Borrowers at least five (5) Business Days prior to the date of any payment, in each case without presentment and without notations being made thereon.  All payments by the Borrowers shall be made without set-off or counterclaim.  Any wire transfer shall identify such payment as “Multiband Secured Debenture” and shall identify the payment as principal, premium, interest, Closing Fees, Prepayment Premium and/or reimbursement of costs and expenses, together with the applicable date or period to which it relates.

2.6           Payments Payable on Business Days.  Payments of all amounts due hereunder or under the Secured Debenture shall be made on a Business Day.  Any payment due on a day that is not a Business Day shall be deemed to be due, and shall be made, on the next Business Day and such extension of time shall be included in computing the fees and/or interest payable on such date.

2.7           Interest Laws.  Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, the Borrowers shall not be required to pay, and Purchaser shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law (“Excess Interest”).  If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document or otherwise contracted for, taken, reserved, charged or received, then in such event: (a) the provisions of this Section 2.7 shall govern and control; (b) the Borrowers shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Purchaser may have contracted for, taken, reserved, charged or received hereunder shall be, at Borrowers’ option, (i) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest provided for shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (e) the Borrowers shall have no action against Purchaser for any damages arising due to any Excess Interest.  Notwithstanding the foregoing, if for any period of time interest on any of the Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Purchaser shall have received the amount of interest which Purchaser would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period, but only if, and to the extent, permitted by applicable law.  All sums paid or agreed to be paid hereunder or under the other Loan Documents for the use, forbearance or detention of sums due shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amounts of interest on account of the Obligations does not exceed the Maximum Rate.  The terms of this Section 2.7 shall be deemed incorporated into each other Loan Document and any other document or instrument between the Borrowers and Purchaser or directed to the Borrowers by Purchaser, whether or not specific reference to this Section 2.7 is made.

2.8           Security.  The Obligations of the Loan Parties to the Purchaser under the Secured Debenture, this Agreement, and the other Loan Documents are secured by security interests and liens granted pursuant to the Security Documents.

3.	WARRANT

3.1            Warrant.  In consideration of the Purchaser’s willingness to enter into this Agreement and purchase the Secured Debenture, the Borrowers agree to cause the Parent to issue the Warrant, at the Closing, on the terms and pursuant to the conditions set forth therein.

4.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1           Representations and Warranties of Purchaser.  Purchaser represents and warrants to the Borrowers as follows:

(a)           Existence.  It is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)           Authority.  It has the right and power and authority to enter into, execute, deliver and perform its obligations under this Agreement, and its partners, officers or agents executing and delivering this Agreement are duly authorized to do so.  This Agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

(c)           Investor Status.  It (i) is an “accredited investor”, as that term is defined in Regulation D under the Securities Act of 1933, as amended, and (ii) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the purchase of the Secured Debenture and the Warrant from the Borrowers or the Parent, as the case may be, and the suitability thereof for Purchaser.

(d)           Investment Intent.  It is acquiring its Secured Debenture and Warrant (i) for investment purposes only, (ii) with no intent to distribute such Secured Debenture or Warrant, and (iii) for its own account and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

5.	REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

To induce Purchaser to enter into this Agreement, the Loan Parties jointly and severally represent and warrant to Purchaser that the following statements are true, correct and complete in all material respects:

5.1           Corporate Existence and Authority.  (a) Each Loan Party: (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) has all requisite corporate or company, power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.  Each Loan Party has the corporate or company power and authority to execute, deliver, and perform its obligations under this Agreement and all other Loan Documents to which it is a party.

5.2           Financial Statements.

(a)           The audited Consolidated financial statements for the Parent and its Subsidiaries as at December 31, 2008, an interim unaudited Consolidated income statement as at March 31, 2009 and an interim unaudited Consolidated balance sheet as at March 31, 2009 as heretofore furnished to Purchaser, have been prepared in accordance with GAAP (except for the omission of footnotes in the interim financial statements) on a consistent basis and fairly present the Consolidated financial condition of the Parent and its Subsidiaries as at such date and the results of its Consolidated operations and changes in financial position for the period then ended.  At the Closing Date, to the Knowledge of the Loan Parties, the Parent and its Subsidiaries did not have any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in such financial statements which are, individually or in the aggregate, material to the condition, financial or otherwise, or operations of the Parent and its Subsidiaries, taken as a whole, and which are not reflected on such financial statements. Since December 31, 2008, no event has occurred that could reasonably be expected to have a Material Adverse Effect.

(b)           The Consolidated and Consolidating income statement projections of the Parent and its Subsidiaries attached hereto as Schedule 5.2 for the Fiscal Year ending December 31, 2009, present the Loan Parties’ best estimate of the future Consolidated and consolidating cash flow position of the Parent, based on the historical performance of the Parent and its Subsidiaries and the Loan Parties’ knowledge of their business plans and assumptions underlying them.

5.3           Default.  Except as disclosed on Schedule 5.3, no Loan Party is in default under (a) any loan agreement, indenture, mortgage, or security agreement to which it is a party, or (b) any lease, franchise, permit, license or other agreement or obligation evidencing any Indebtedness of such Borrower except where such default could not reasonably be expected to have a Material Adverse Effect.

5.4           Authorization and Compliance with Laws and Material Agreements.  The execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which it is or may in connection with the transactions contemplated hereby become a party, have been, or prior to the consummation of such transactions will be, duly authorized by all requisite action on the part of such Loan Party and do not and will not violate such Loan Party’s organizational documents, or any agreement by or among its shareholders, members or partners, or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby result in a breach of, or constitute a default under, or result in the imposition of any Lien (except Permitted Liens) upon any assets of such Loan Party pursuant to any material provision of any loan agreement, indenture, mortgage, or security agreement, or any material franchise, permit, license or other instrument or agreement by which such Loan Party or any of its properties is bound.  Except as set forth on Schedule 5.4, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document to which it is a party, or the validity or enforceability thereof.  No Loan Party is in violation of any term of its organizational documents or any contract, agreement, judgment or decree, and is in full compliance with all applicable laws, regulations and rules except where such violation or non-compliance could not reasonably be expected to have a Material Adverse Effect.  To each Borrower’s Knowledge, the Officers of the Borrowers have complied with all material applicable laws, regulations and rules in the course and scope of their employment with any Borrower except where such non-compliance could not reasonably be expected to have a Material Adverse Effect.

5.5           Solvency.  After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, each Loan Party will be solvent, will have sufficient cash flow to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and

(a)           the assets of such Loan Party, at a fair valuation, exceed the total liabilities, as the case may be (including contingent, subordinated, unmatured and unliquidated liabilities) of such Loan Party; and

(b)           such Loan Party does not have an unreasonably small capital base with which to engage in its anticipated business.

For purposes of clause (a) of this Section 5.5, the “fair valuation” of the assets of the relevant Loan Party shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at market value, deeming the latter as the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.

5.6           Litigation and Judgments.  Except as disclosed on Schedule 5.6, there is no action, suit, proceeding or investigation before any court, governmental authority or arbitrator pending, or to the knowledge of the Borrowers, threatened, against or affecting either of the Borrowers, except for actions, suits or proceedings which, if determined adversely to such Borrower, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Borrower.

5.7           Rights in Properties; Liens.  Each of the Borrowers has good and marketable title to all properties and assets reflected on its current balance sheet, and none of such properties or assets is subject to any Liens, except Permitted Liens.  No Loan Party owns any real property except as disclosed on Schedule 5.7.

5.8           Enforceability.  This Agreement and he other Loan Documents, when delivered, shall constitute the legal, valid and binding obligations of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with their respective terms.

5.9           Indebtedness.  All Indebtedness, other than trade payables less than ninety (90) days past their respective due dates, owed by any Loan Party, is set forth on Schedule 5.9.  Part II of Schedule 5.9 is a complete listing of all amounts owing by any Loan Party to trade creditors that are ninety (90) or more days past their respective invoice dates.

5.10          Lien Priority.  The provisions of the Security Documents are sufficient to create an attached security interest in favor of the Purchaser in those items and types of collateral of the relevant Loan Party described in the Security Documents to which Article 9 of the UCC is applicable.  Upon the proper filing (as such term is defined in the UCC) of the applicable financing statement pertaining to the relevant Loan Party in the appropriate filing office in the state of such Loan Party’s organization, including the payment of any requisite filing or recording fees, the Purchaser will have a perfected security interest under Article 9 of the UCC in so much of the Collateral described in the Security Documents and indicated on such applicable financing statement as constitutes personal property of such Loan Party in which a security interest can be perfected by the filing of financing statements in that state under Article 9 of the UCC.  The Liens created by the Security Documents are junior only to Permitted Liens in the respective assets of the relevant Loan Party, and to those other Liens consented to by the Purchaser.

5.11          Taxes.  Each Loan Party has timely filed all material tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and has timely paid all of its tax liabilities, other than immaterial amounts and taxes that are being contested by such Loan Party in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established to the reasonable satisfaction of Purchaser.  To the Knowledge of the Loan Parties, there is no pending investigation of any Loan Party by any taxing authority or pending but un-assessed tax liability of any Loan Party.  No Loan Party has made a presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and no Loan Party is a party to any tax-sharing agreement.

5.12          Use of Proceeds; Margin Securities.  No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.  No Loan Party has taken any action that would cause the transactions contemplated by this Agreement to violate Regulations T, U or X or to violate the Exchange Act.

5.13          ERISA.  All members of any Controlled Group have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and the Code, applicable to the Employee Benefit Plans it or they sponsor or maintain, and there are no existing conditions that would give rise to material liability thereunder.  With respect to any Employee Benefit Plan, all members of any Controlled Group have made all contributions or payments to or under each Employee Benefit Plan required by law, by the terms of such Employee Benefit Plan or the terms of any contract or agreement.  No Termination Event has occurred in connection with any Pension Plan, and there are no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to any Pension Plan which pose a risk of causing a Lien to be created on the assets of any Loan Party or which will result in the occurrence of a Reportable Event.  No member of any Controlled Group has been required to contribute to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, since September 2, 1974.  No material liability to the Pension Benefit Guaranty Corporation has been, or is expected to be, incurred by any member of a Controlled Group.  The term “liability,” as referred to in this Section 5.13, includes any joint and several liability.  No non-exempt prohibited transaction under ERISA or the Code has occurred with respect to any Employee Benefit Plan which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the condition, financial or otherwise, of an Employee Benefit Plan.

5.14          Disclosure.  No representation or warranty made by any Loan Party in this Agreement or any other Loan Document contains any untrue fact or omits to state any material fact necessary to make the statements herein or therein not misleading.  There is no fact known to any Loan Party which such Loan Party has determined could reasonably be expected to have Material Adverse Effect that has not been disclosed in writing to Purchaser.

5.15          Subsidiaries and Capitalization.  Schedule 5.15 is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of the Subsidiaries of the Parent in existence on the date hereof.  All of the issued and outstanding shares of Capital Stock of each Loan Party have been validly issued and are fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  Except as indicated on such Schedule, all such Capital Stock of each Subsidiary is owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens, except Permitted Liens. The equity capitalization of the Parent is set forth on such Schedule.   Except as indicated as such Schedule, there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of the Parent or any of its Subsidiaries to issue, directly or indirectly, any shares of Capital Stock of the Parent or any of its Subsidiaries.

5.16          Investment Company Act.  Neither any Loan Party nor any Person controlling any Loan Party are required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.17          Reserved.

5.18          Securities Laws.  The Borrowers have complied with, or are relying in good faith on an exemption from, the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance or sale of the Secured Debenture and the Warrant.

5.19          No Labor Disputes.  No Loan Party is currently involved in a labor dispute.  No Loan Party is a party to any collective bargaining agreement, and there are no strikes or walkouts or union organization of any of the employees of any Loan Party threatened or in existence.

5.20          Brokers.  No Loan Party nor any of its current or former shareholders, partners or members have dealt with any broker, finder, commission agent or other Person in connection with the transactions referenced in or contemplated by this Agreement, nor is any Loan Party, or any of its shareholders, partners or members under any obligation to pay any broker’s fee or commission in connection with such transactions, except as set forth on Schedule 5.20.

5.21          Insurance.  The amount and types of insurance carried by the Loan Parties, and the terms and conditions thereof, are set forth on Schedule 5.21.

5.22          Conduct of Business.  As of the Closing Date, the Loan Parties are engaged only in businesses of the type described in Schedule 5.22.

5.23          Use of Proceeds; Restrictions under the SBIA.  The Borrowers will use the proceeds from the sale of the Secured Debenture for the purposes set forth on Schedule 1.4.  No portion of the proceeds from the sale of the Secured Debenture (a) will be used to provide capital to an SBIC, (b) will be used outside the United States (except (i) to acquire materials and industrial property rights abroad for a domestic operation or (ii) as may be transferred to a controlled foreign subsidiary, so long as at least 51% of the assets, employees and activities of the Borrowers and their Subsidiaries will remain within the United States), or (c) will be used for any purpose “contrary to the public interest (including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise,” within the meaning of 13 CFR §107.720.  None of the Borrowers' primary business activity involves, directly or indirectly, providing funds to others, purchasing or discounting debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and neither of the Borrowers is classified under Major Group 65 (Real Estate) of the Standard Industrial Classification Manual prepared by the Office of Management and Budget.

5.24          Small Business Concern.  The Borrowers acknowledge that Purchaser is an SBIC and is subject to regulations promulgated by the U.S. Small Business Administration relating to the small business investment company program.  Each of the Borrowers, together with its respective “affiliates” (as defined in 13 CFR §121.103) is a “Smaller Business” (as defined in 13 CFR §107.710) and complies with the size eligibility provisions and standards set forth in 13 CFR §121.301(c) and, after giving effect to the consummation of the Transaction, will be a Smaller Business and will comply with such size eligibility and standards.  The information regarding the Borrowers set forth in the SBA Forms 480, 652 and Section A of Form 1031 presented to the Borrowers for review at or prior to the Closing, which have been prepared by the Borrowers, is accurate and complete.  Copies of such forms have been executed by the Borrowers and delivered to the Purchaser on or prior to the Closing Date.  None of the Borrowers presently engages in, and, for so long as the Obligations remain outstanding, neither of the Borrowers will engage in, any activities, and will not use directly or indirectly the proceeds from the sale of the Secured Debenture for any purposes, from which an SBIC is prohibited from providing funds by the SBIA.

5.25          Location of Employees and Assets.  At least 51% of the employees (based on total workforce) and assets (based on the stated value of all tangible assets reflected on its financial statements) of the Borrowers, after giving effect to the consummation of the Transactions, together with their respective affiliates (as defined in 13 CFR §121.103), are located within the United States.

5.26          No Payments Outside the Ordinary Course.  Since December 31, 2008, no Loan Party has made any payment to any Person other than in the ordinary course of business.

5.27          Related Person Transactions.  Except as set forth in Schedule 5.27: (a) no Loan Party’s directors, officers, employees, agents, or Affiliates (each a “Related Person”) has any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to any Loan Party’s businesses; (b) no Related Person owns, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that (i) has business dealings or a material financial interest in any transaction with any Loan Party, or (ii) engages in competition with any Loan Party; and (c) no Related Person is a party to any contract or agreement with any Loan Party.

5.28          Consulting Obligations.  Except as set forth in Schedule 5.28, no Loan Party has any obligation or liability to any third party consulting firm that is not on commercially-reasonable terms no less favorable to such Loan Party than those obtainable in an arms-length transaction.

5.29          Environmental Matters.

(a)           Except as otherwise disclosed on Schedule 5.29, each Loan Party has complied and is in compliance, in each case in all material respects, with all applicable Environmental Laws, except for Environmental Laws the violation of which has not had and could not reasonably be expected to result in a Material Adverse Effect.

(b)           Each Loan Party has obtained and complied with, and is in compliance with, all material permits required under Environmental Laws and is in compliance in all material respects with all other permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its businesses.

(c)           No Loan Party has received any written communication, whether from a Governmental Authority, citizens or environmental group, employee, or otherwise, that alleges that any Loan Party, or any person or entity whose liability any Loan Party has or may have retained or assumed either contractually or by operation of law, is not in compliance with applicable Environmental Laws, including without limitation any claim, complaint, citation, report or other written notice regarding any liabilities or potential liabilities, including any investigatory, remedial or corrective action obligations, arising under Environmental Laws.

(d)           No Loan Party has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any facility or property, in a manner that would reasonably be expected to give rise to liabilities of any Loan Party for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or other Environmental Laws.

(e)           To the Knowledge of the Loan Parties, (i) all storage, disposal or treatment and all transportation for storage, disposal or treatment of radioactive or hazardous substances by or on behalf of any Loan Party, at facilities, properties or operations not owned or operated by such Loan Party, have been undertaken by licensed providers in full compliance with Environmental Laws, and (ii) no Loan Party has received any written notice from any person (including any Governmental Authority) that any  Loan Party may be a “potentially responsible party” (as defined in CERCLA) in connection with any storage, disposal, treatment, or transportation of radioactive or hazardous substances.

5.30          Patents, Trademarks, Authorizations, etc.  Each Loan Party owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known material conflict with the rights of others.  Schedule 5.30 attached hereto is a complete list of all such property as of the Closing Date.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

Purchaser’s obligations hereunder shall be subject to (a) the performance by the Borrowers of their respective obligations hereunder which by the terms hereof are to be performed at or prior to the Closing Date; and (b) the satisfaction of the following conditions on or before the Closing Date:

6.1           No Litigation.  No injunction, preliminary injunction, or temporary restraining order shall be threatened or shall exist which prohibits or may prohibit the transactions contemplated herein or any other related transaction, and no litigation or similar proceeding (including, without limitation, any litigation or other proceeding seeking injunctive or similar relief) shall be threatened or shall exist with respect to the transactions contemplated herein, which, if adversely determined, could in the judgment of Purchaser reasonably be expected to have a Material Adverse Effect.

6.2           Documents.  Purchaser shall have received the following on the Closing Date with respect to the sale and purchase of the Secured Debenture:

(a)           Debenture Purchase Agreement.  This Agreement, duly executed by the Borrowers.

(b)           Secured Debenture.  The Secured Debenture issued in the name of the Purchaser duly executed by the Borrowers.

(c)           Warrant.  The Warrant duly executed by the Parent.

(d)           Security Documents; etc.  The Security Documents respectively duly executed by each Loan Party, granting to the Purchaser the Liens described therein, and the other Loan Documents respectively duly executed by each Loan Party which is a party thereto.

(e)           Approvals and Consents.  Copies of all authorizations, approvals, consents, filings and registrations described in Schedule 5.4, except to the extent waived by the Purchaser at or prior to the Closing.

(f)           Lien Searches.  Uniform Commercial Code financing statement searches from the Secretary of State of the state of each Loan Party’s incorporation or organization dated within thirty (30) days prior to the Closing Date.

(g)           General Secretary's Certificates.  Separate certificates of the Secretary (or the officer or partner of each such Person serving in like capacity) of each Loan Party, together with true, correct and complete copies of the following:

(i)           The Articles, or, as the case may be, the Certificate of Incorporation of each Loan Party that is a corporation, and the Articles of Organization (Certificate of Formation) of each Loan Party that is a limited liability company, including all amendments thereto, certified by the Secretary of State of the state of such Loan Party’s state of incorporation or organization, as the case may be, and dated within thirty (30) days prior to the Closing Date;

(ii)           The Bylaws of each Loan Party that is a corporation and the limited liability company agreement, member control agreement and operating agreement of each Loan Party that is a limited liability company including all amendments thereto;

(iii)           The board of directors’, board of governors’ and members’ resolutions of each Loan Party authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)           Certificates of the appropriate government officials of the state of organization of each Loan Party as to its existence and good standing, and certificates of the appropriate government officials in each jurisdiction in which the nature of such Loan Party’s business makes such qualification necessary and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to such Borrower’s good standing and due qualification to do business in such state, each dated within thirty (30) days prior to the Closing Date; and

(v)           The names of the officers of such Loan Party authorized to sign this Agreement and the other Loan Documents to which such Loan Party is a party, on behalf of such Loan Party, together with a sample of the true signature of each such officer.

(h)           Responsible Officer’s Certificate.  A certificate of a Responsible Officer of the Administrative Borrower in the form of Exhibit B attached hereto.

(i)           DirecTECH Subordination Agreement.  The DirecTECH Subordination Agreement appropriately completed and duly executed by all parties thereto.

(j)           Bilyeu Pay-off.  Evidence that DirecTECH has paid all of its Indebtedness to Bilyeu Bucks, LLC and Woody Bilyeu and that such creditors have released, or have agreed to release, their Liens on each Loan Party’s assets.

(k)           Material Contracts.  Copies of the Material Contracts, certified as true and correct copies thereof by an officer of the Administrative Borrower, together with a certificate of an Authorized Officer of the Administrative Borrower stating that such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements.

6.3           Material Adverse Change.  For the period from December 31, 2008 to the Closing Date, except for the transactions contemplated by this Agreement and the other Loan Documents, there shall have been no occurrence or event which any Loan Party has determined had or which could reasonably be expected have a Material Adverse Effect.

6.4           Closing Fees.  The Closing Fees in the amounts set forth in Section 1.3 shall have been paid to Purchaser.  All other fees and expenses then payable pursuant to this Agreement (including the fees, expenses and disbursements of Purchaser’s counsel) shall have been paid to Purchaser.

6.5           No Event of Default.  No Default or Event of Default shall have occurred and be continuing or would result from the Borrowers’ execution of this Agreement.

6.6           Miscellaneous.  The Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.

6.7           Representations and Warranties.  All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on the Closing Date.

7.	AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, from the date hereof and until the Obligations (other than contingent indemnification or reimbursement obligations due or arising hereunder) have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

7.1           Financial Statements.  Each Loan Party will furnish to Purchaser:

(a)           As soon as available and in any event within 30 days after the end of each fiscal month, unaudited Consolidated statements of income and cash flow for the Parent for such month and for the period from the beginning of such fiscal year to the end of such month, setting forth in comparative form corresponding period for the preceding fiscal year, a Consolidated balance sheet of the Parent as at the end of such month, together with corresponding figures for the prior fiscal year (provided, that the electronic filing of the Parent’s quarterly report on Form 10-Q shall satisfy the foregoing requirements in respect of each of the first three quarterly periods of each fiscal year of the Parent and the electronic filing of the Parent’s quarterly earnings release (including schedules detailing the unaudited Consolidated condensed balance sheet and related unaudited statement of income of the Parent for such quarter) within  90 days after the end of the fourth quarterly period of each fiscal year of the Parent shall satisfy the foregoing requirements in respect of the fourth quarter of each fiscal year of Borrower).  The Loan Parties will also furnish to the Agent the related consolidating financial statements and a certificate signed by the chief financial officer of the Administrative Borrower, on behalf of the Borrowers, stating that such financial statements present fairly the financial condition of the Parent and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments).

(b)           With each quarterly financial statement specified in Section 7.1(a), (i) a schedule of accounts receivable, (ii) a detailed inventory report, including the book value of inventory, and (iii) an aging of accounts payable and a schedule of contra-accounts.

(c)           Promptly, any additional reports, statements, or other documents that the Purchaser or Holders may request, including, without limitation, examinations or appraisals of the assets of any Loan Party prepared by an examiner or appraiser acceptable to the Purchaser.

(d)           As soon as available and in any event within 120 days after the end of each Fiscal Year of the Parent, the Consolidated financial statements of the Parent consisting of at least statements of income, cash flow and changes in stockholders’ equity, and a Consolidated balance sheet as at the end of such year setting forth in each case in comparative form corresponding figures from the previous annual audit (provided, that the electronic filing of the Parent’s annual report on Form 10-K shall satisfy the foregoing requirement), certified without qualification by the Parent’s existing certificated public accountants or other independent certified public accountants of recognized national standing selected by the Parent and acceptable to the Purchaser.  The Loan Parties will also furnish to the Purchaser the related consolidating financial statements and any management letters, management reports or other reasonably supplementary comments or reports to the Parent or its board of directors furnished by such accountants.

(e)           Prior to the commencement of each of the Parent’s Fiscal Years, an annual budget for the forthcoming Fiscal Year on a monthly basis, including projected balance sheets, income statements, and cash flow statements for each month of such Fiscal Year and all other related information and reports provided to the Parent’s management with respect thereto.

(f)           Promptly (and in any event within ten (10) business days) after such information becomes available, a copy of the Borrowers’ quarterly board packet to its board of directors and related and/or supporting materials.

(g)           Together with each delivery of financial statements pursuant to subdivision (d) of this Section 7.1, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement and of the Secured Debenture as they relate to accounting matters and that such review is sufficient to enable them to make the statement referred to in clause (iii) of this subdivision (g) (it being understood that no special audit procedures, other than those required by generally accepted auditing standards, shall be required), (ii) stating whether, in the course of their audit examination, they obtained knowledge (and whether, as of the date of such written statement, they have knowledge) of the existence of any condition or event which constitutes an Event of Default or Default, and, if so, specifying the nature and period of existence thereof, and (iii) stating that they have examined the Compliance Certificate delivered in connection therewith pursuant to subdivision (a) of Section 7.2 and that the matters set forth in such Compliance Certificate pursuant to such subdivision (a) have been properly stated in accordance with the terms of this Agreement.

(h)           Promptly (and in any event within seven (7) Business Days) upon request, any additional information that the Purchaser may reasonably request (provided that such additional information is information that the Loan Parties either regularly compile in the ordinary course of business or are able to compile and deliver without unreasonable effort or expense, and that the provision of such additional information would not compromise any duty of confidentiality that would prevent disclosure to any Loan Party’s respective board of directors or board of governors or right of attorney-client privilege).

7.2           Certificates; Other Information.  Each Loan Party will furnish to Purchaser each of the following:

(a)           Concurrently with the delivery of each of the financial statements referred to in Section 7.l(a) coinciding with the end of a fiscal quarter and the financial statements referred to in Section 7.l(d), a certificate of a Responsible Officer of the Administrative Borrower (i) stating that no Default or Event of Default has occurred and is continuing or, if such officer has knowledge of an Default or Event of Default, the nature thereof and specifying the steps taken or proposed to remedy such matter, (ii) showing compliance with Section 8.8, (iii) stating that the financial statements and reports attached have been prepared in accordance with GAAP and fairly and accurately present (subject to year-end audit adjustments, for the quarterly certificates) the financial condition and results of operations of the Parent and its Subsidiaries at the date and for the period indicated therein, (iv) containing summaries of accounts payable agings, accounts receivable agings, and inventory, and (v) containing a schedule of the outstanding Indebtedness for borrowed money of the Parent and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

(b)           As soon as available, except to the extent provided to Purchaser pursuant to Section 7.2(a), (i) a copy of each financial statement, report, notice or proxy statement sent by the Parent to its shareholders in their capacity as shareholders, (ii) a copy of each regular, periodic or special report, registration statement, or prospectus filed by the Parent with any securities exchange or market or the Securities and Exchange Commission or any successor agency, (iii) any material order issued by any court, governmental authority, or arbitrator in any material proceeding to which any Loan Party is a party, (iv) copies of all press releases and other statements made available generally by the Parent to the public generally concerning material developments in the Parent’s business and (v) a copy of each financial statement, report, or other information sent by the Parent to DirecTECH pursuant to the DirecTECH Transaction Documents.

(c)           Promptly, such additional information concerning any Loan Party as Purchaser may reasonably request.

7.3           Books and Records.  Each Loan Party will:  (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; and (b) set up on its books accruals with respect to all material taxes, assessments, charges, levies and claims.  All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied.

7.4           Financial Disclosure.  Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to Purchaser copies of any of such Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Purchaser any information they may have concerning such Loan Party’s financial status and business operations.  Each Loan Party hereby irrevocably authorizes all federal, state and municipal authorities to furnish to Purchaser copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise.

7.5           Disclosure of Material Matters.  Each Loan Party will, immediately upon learning thereof, report to Purchaser all matters which could reasonably be expected to have a Material Adverse Effect.

7.6           Performance of Obligations.  Each Loan Party will duly and punctually pay and perform its obligations under this Agreement and the other Loan Documents.

7.7           Preservation of Existence and Conduct of Business.  Each Loan Party will preserve and maintain its corporate or company existence and all of its leases, privileges, franchises, qualifications and rights that are necessary or useful in the conduct of its business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.8           Maintenance of Property.  Each Loan Party will operate and maintain in reasonably good condition and repair (ordinary wear and tear excepted) and replace as necessary, all of its assets and Property which are necessary or useful in accordance with sound business practices in the proper conduct of its business so that the value and operating efficiency of its assets and Property are maintained and preserved.  Each Loan Party will at all times maintain its Intellectual Property in full force and effect, and will defend and protect such Intellectual Property against all adverse claims except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.9           Payment of Taxes and Claims.  Each Loan Party will promptly pay or discharge at or before maturity or before becoming delinquent (a) all material taxes, levies, assessments, vault, water and sewer rents, rates, charges, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for nonpayment thereof, heretofore or hereafter imposed or which may become a Lien upon any property owned by any Loan Party or arising with respect to the occupancy, use, possession or leasing thereof (collectively the “Impositions”), and (b) all material lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any Loan Party’s property; provided, however, no Loan Party will be required to pay or discharge any claim for labor, material, or supplies or any Imposition which is being contested in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established to the satisfaction of the Purchaser.

7.10          Compliance with Laws.  Each Loan Party will comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the operation of such Loan Party’s business if noncompliance with such acts, rules, regulations or orders could reasonably be expected to have a Material Adverse Effect; provided, however, such Loan Party may contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP with respect thereto are established to the satisfaction of the Purchaser.  Without limiting the foregoing sentence, each Loan Party will use reasonable efforts to ensure that no Person who owns a controlling interest in or otherwise controls such Loan Party is or shall be (a) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (b) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (c) without limiting clause (a) above, each Loan Party shall comply with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations.

7.11          Insurance.  Each Loan Party will maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate.  In addition, each Borrower shall maintain any insurance required by any Security Document.

7.12          Inspection Rights.  At any reasonable time and from time to time during normal business hours, each Loan Party will permit representatives of Purchaser to visit and inspect its books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the business, operations, and financial condition of such Loan Party with its respective officers and employees and with such Loan Party’s independent certified public accountants.  Purchaser will use its best efforts to notify such Loan Party at least twenty-four (24) hours prior to any such visit or inspection.  Such examinations and inspections may include, but are not limited to, audits of the application of proceeds from the Secured Debenture.  The Loan Parties will promptly reimburse Purchaser for all reasonable out-of-pocket expenses incurred by representatives of Purchaser in connection with such.

7.13          Notices.  Each Loan Party will promptly, but in any event within five (5) Business Days after first becoming aware thereof, notify Purchaser in writing of:

(a)           any action involving any Loan Party or any suit or proceeding against any Loan Party that, if determined adversely to such Loan Party, could reasonably be expected to have a Material Adverse Effect, which notice shall specify the nature of such event and what action such Loan Party has taken or is taking or proposes to take with respect thereto;

(b)           the occurrence of an event of default, or an event which with the passage of time or giving of notice or both could constitute an event of default under any document, instrument or agreement evidencing or securing any other material Indebtedness of any Loan Party which notice shall specify the nature of such event, condition or default and what action such Loan Party has taken or is taking or proposes to take with respect thereto;

(c)           (i) the occurrence of an event of default, or an event which with the passage of time or giving of notice or both could constitute an event of default under any Material Contract or of any material dispute under any such Material Contract, (ii) the occurrence of any event where any counterparty to a Material Contract (A) cancels or terminates such Material Contract, (B) issues to any Loan Party any notice asserting that a breach or default has occurred under such Material Contract, (C) elects not to exercise any option to renew or extend such Material Contract, or (D) takes, or fails to take, any action which could impair the value of such Material Contract as Collateral for the Obligations or is adverse to the rights and benefits of the Purchaser under this Agreement or any other Loan Document, which notice shall specify the nature of such event, condition or default and what action the Loan Parties have taken or propose to take with respect thereto; or

(d)           the occurrence of a Default or an Event of Default, which notice shall specify the nature of such event, condition or default and what action the Borrowers have taken or are taking or propose to take with respect thereto.

7.14          Further Assurances.  Each Loan Party shall execute and deliver to Purchaser from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents as Purchaser may reasonably request, in order that the full intent of this Agreement and the other Loan Documents may be carried into effect.

7.15          Compliance with ERISA and the Code.  Each Loan Party will comply, and will cause each other member of any Controlled Group to comply, with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, to any Employee Benefit Plan it or they sponsor or maintain, so as not to give rise to any liability thereunder.  Each Loan Party will pay and will cause each other member of any Controlled Group to pay when due any amount payable by it to the Pension Benefit Guaranty Corporation.  Promptly after the filing thereof, at the request of Purchaser, each Loan Party shall furnish to Purchaser with regard to each Employee Benefit Plan, copies of each annual report required to be filed pursuant to Section 104 of ERISA in connection with each such plan for each plan year.

7.16          Compliance with Regulations T, U and X.  Neither any Loan Party nor any Person acting on their behalf will take any action which would cause this Agreement, the Secured Debenture or any other Loan Documents to violate, and each Loan Party will take all actions necessary to cause compliance by such Loan Party with, to the extent relevant to such Loan Party, Regulations T, U and X of the Board of Governors of the Federal Reserve System and the Exchange Act, in each case as now in effect or as the same may hereafter be in effect.

7.17          Environmental Costs.  Each Loan Party will at all times be in compliance in all material respects with Environmental Laws.  Each Loan Party will maintain in full force and effect all material environmental permits and will be in compliance in all material respects with all other permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of their businesses.  Each Loan Party shall indemnify and hold Purchaser harmless from and against any liability, loss, damage, suit, action or proceeding against or with respect to any Loan Party pertaining to solid or hazardous waste materials or other waste-like or toxic substances, including, but not limited to, claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any federal, state or municipal law or regulation, or tort, contract or common law that relates to any Loan Party.

7.18          SBIA Information.  Each Loan Party will:

(a)           as soon as reasonably practical, but in any event within twenty (20) days after the request of Purchaser, furnish to Purchaser all information necessary in order for Purchaser to prepare and file SBA Form 468 and other information requested or required by any governmental authority asserting jurisdiction over Purchaser;

(b)           as soon as reasonably practical after the written request of Purchaser, confirm the use of the proceeds as described in Section 5.23 above; and

(c)           with reasonable promptness, provide such information as from time to time Purchaser may request to enable Purchaser to comply with the SBIA.

7.19          SBIA Compliance.

(a)           So long as Purchaser is an SBIC (i) without the prior written consent of Purchaser that at such time is an SBIC, no Loan Party will use the proceeds from the sale of the Secured Debenture for any purpose other than as set forth in Section 5.23 above, (ii) no Loan Party will use the proceeds from the sale of the Secured Debenture for any prohibited purposes set forth in Section 5.23, (iii) no Loan Party will change its business activity in any manner which, by reason of such change in business activity, would cause such Loan Party to fall within a different SIC Code and thereby render it ineligible as a “small business concern” under the SBIA, and (iv) each Loan Party will at all times comply with the non-discrimination requirements of 13 CFR Parts 112, 113 and 117.

(b)           Each Loan Party will at all times permit the Purchaser and, if necessary, a representative of the SBA, access to its records and each Loan Party will provide such information as the Purchaser may reasonably request in order to verify compliance with this Section 7.19 including, without limitation, an officer’s certificate indicating such compliance.

(c)           As of the final Closing Date and for at least one year thereafter, at least fifty-one percent (51%) of the employees (based on total workforce) and assets (based on the stated value of all tangible assets reflected on its financial statements) of each Loan Party, together with their respective affiliates (as defined in 13 CFR § 121.103), are and will remain located within the United States.

7.20          Notice of Business Interruption.  Each Loan Party shall give the Purchaser prompt notice if such Loan Party is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of the business affairs of each Loan Party taken as a whole.

7.21          New Subsidiaries.  Each Loan Party shall cause each Subsidiary organized or acquired by such Loan Party or any other Subsidiary after the date of this Agreement to, upon request by Purchaser, execute and deliver (a) a Guaranty in form and substance reasonably satisfactory to the Purchaser pursuant to which such Subsidiary, among other things, shall guaranty the payment of the Obligations and shall agree to comply with the Affirmative Covenants set forth in Article 7 and the Negative Covenants set forth in Article 8 of this Agreement; (b) a Security Agreement in substantially the form of the Security Agreements executed by the Borrowers and the other Loan Parties on the Closing Date; and (c) such other Loan Documents, certificates and other materials in the form provided by the Purchaser or the Purchaser may reasonably request and, in connection therewith, the parties will work together in good faith to amend this Agreement to provide that the Affirmative Covenants set forth in Article 7, the Negative Covenants set forth in Article 8 and the Events of Default set forth in Section 9.1 shall apply to such Subsidiary.

7.22          Board Observation Rights.  Each Loan Party shall cause the Parent to furnish to the Purchaser at least five days prior to each meeting of the Parent’s board of directors (the “Board”) written notice and an agenda of the meeting and shall promptly provide to the Purchaser a copy of the minutes of all meetings of the Board and all other actions and other reports of or given to the Board or any committee thereof.  A representative of the Purchaser shall have the right to attend all Board meetings and have the full rights of a Board member at the meeting except the right to vote on Board resolutions; provided, however, that the Parent may withhold from the Purchaser and its representatives access to Board materials and Board observation rights as to a particular matter if withholding such materials and/or observation rights as to that particular matter is reasonably necessary to preserve attorney-client privilege.  Each Loan Party shall reimburse the Purchaser (or its employees or representatives) its actual reasonable out-of-pocket expenses for attending meetings of the Board.  The right of the Purchaser under this Section 7.22 shall survive the payment of the Obligations and the termination of this Agreement so long as the Warrant is outstanding.

8.	NEGATIVE COVENANTS

Each Loan Party covenants and agrees that from the date hereof until the Obligations (other than contingent indemnification or reimbursement obligations due or arising hereunder) have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

8.1           Indebtedness.  No Loan Party will create, incur, issue, assume, guarantee or otherwise become liable for, any Indebtedness except (a) Permitted Indebtedness; and (b) any extension, renewal or refinancing of any Permitted Indebtedness on such terms and conditions as are, on the whole, no more onerous to such Loan Party than the terms and conditions of such Permitted Indebtedness on the date of such extension, renewal or refinancing. Any Permitted Indebtedness which is subordinated to the Obligations shall continue to be subordinated to the Obligations on terms and conditions satisfactory to Purchaser.

8.2           Limitation on Liens. No Loan Party will incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except Permitted Liens.

8.3           Merger, Recapitalization, Dissolution and Sale of Assets.  No Loan Party will:

(a)           become a party to a merger or consolidation except that, upon not less than thirty (30) Business Days’ prior written notice to the Purchaser, any wholly-owned Subsidiary of the Parent may be merged with or liquidated into the Parent or any other wholly-owned Subsidiary of the Parent, so long as: (i) the Parent or its wholly-owned Subsidiary is the surviving corporation or entity, (ii) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (iii) the Purchaser’s rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (iv) the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Guaranty and a Security Agreement and the Capital Stock of which Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;

(b)           purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person except that Purchaser may acquire the remaining 20% of the Capital Stock of the Borrowers in accordance with the DirecTECH Transaction Documents as in effect on the Closing Date;

(c)           dissolve or liquidate;

(d)           form, acquire or permit the existence of any additional Subsidiary or Subsidiaries unless the Capital Stock of such Subsidiary is pledged to the Purchaser pursuant to a Security Agreement and such Subsidiary complies with Section 7.21; or

(e)           sell (except inventory in the ordinary course of business and other assets reasonably and in good faith determined by such Loan Party to be obsolete or no longer necessary to such Loan Party’s business), assign or transfer any of its assets.

Notwithstanding the foregoing prohibitions, each Loan Party shall be permitted to engage in the following transactions:

(i)           the licensing of Intellectual Property rights by such Loan Party;

(ii)          “trade-ins” or “trade-ups” of equipment owned by such Loan Party; and

(iii)         asset sales in which the sale price is at least the fair market value of the assets sold and the aggregate amount of such asset sales is less than $250,000 in any Fiscal Year determined on a Consolidated basis.

8.4           Restricted Payments.  No Loan Party will at any time make or become obligated to make, directly or indirectly, any Restricted Payment except that so long as no Event of Default has occurred and is continuing or would result from any of the following transactions:

(a)           any wholly-owned Subsidiary of the Parent may pay dividends or make distributions to its parent; provided, however, that, if such wholly-owned Subsidiary is indirectly owned by the Parent through one or more intermediate Subsidiaries, then such Subsidiary may not pay dividends or make distributions to its parent unless all of such intermediate Subsidiaries can pay dividends or make distributions to their respective parents without any restriction or limitation set forth in any agreement binding upon any such intermediate Subsidiaries;

(b)           payment or distribution on account of any Indebtedness of such Loan Party which is subordinated to the Secured Debenture including, without limitation, payments of principal and interest on the DirecTECH Indebtedness in accordance with the terms of the DTHC Secured Promissory Note in effect on the date of this Agreement, provided that such payments or distributions may be made to the extent permitted by the subordination agreement relating to such subordinated Indebtedness;

(c)           payment of distributions to DirecTECH in accordance with Section 6.10 of the DTHC Stock Purchase Agreement in effect on the date of this Agreement; and

(d)           payment of cash dividends on the Parent’s preferred Capital Stock in accordance with the terms thereof in effect on the date of this Agreement.

8.5           Loans and Investments.  Except for Permitted Investments, no Loan Party will  make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of any Person.

8.6           Transactions with Affiliates.  Except as contemplated or permitted by this Agreement and the other Loan Documents, no Loan Party will enter into any transaction with any officer, employee, shareholder, or Affiliate of any Loan Party except (a) transactions (including those permitted by Section 8.5, if any) upon terms (determined at the time of the transaction) which are fair and reasonable and which shall be at least as favorable as would result in a comparable arm’s-length transaction with a Person not an officer, employee, shareholder or Affiliate of any Loan Party, or (b) reasonable compensation of employees of the Loan Parties paid in the ordinary course of business.  Notwithstanding the foregoing, no Loan Party shall transfer, directly or indirectly, any proceeds of the sale of the Secured Debenture to any Affiliate for any reason unless such Affiliate guarantees, in form and substance acceptable to the Purchaser, repayment of the Obligations.

8.7           Nature of Business. No Loan Party will engage in any business other than the businesses now conducted by such Loan Party, or any business substantially similar or related thereto, or logical extensions thereof.

8.8           Financial Covenants.  No Loan Party will fail to comply with the financial covenants set forth on Schedule 8.8.

8.9           Negative Pledges.  No Loan Party will enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Purchaser or DirecTECH pursuant to the DirecTECH Transaction Documents as in effect on the Closing Date which would (a) prohibit such Person from granting, or otherwise limit the ability of such Person to grant, to the Purchaser any Lien on any assets or properties of such Person, and/or, in the case of any of the Parent’s Subsidiaries, would prohibit such Subsidiary from paying distributions or dividends to its equity holders, or (b) require any Loan Party to grant a Lien to any other Person if such Person grants any Lien to the Purchaser.

8.10          Operating Leases.  No Loan Party will enter into any Operating Lease if the Parent’s and its Subsidiaries’ aggregate Consolidated Operating Lease Obligations under all such Operating Leases will exceed $700,000 in any Fiscal Year.

8.11          Use of Proceeds.  No Loan Party will not use the proceeds of the sale of the Secured Debenture for any other purpose except as set forth in Section 1.4.

8.12          Contingent Obligations.  Except as provided in this Agreement (including, but not limited to guaranties made in connection with any Permitted Indebtedness) or as described on Schedule 8.12 hereto, no Loan Party will (a) be or become liable on any Contingent Obligations; or (b) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person.

8.13          Material Contracts.  No Loan Party will amend, modify, or supplement any provision of, or waive any other party's compliance with any of the terms of, any Material Contract in any manner which: (a) requires any Loan Party to pay any additional consideration under such Material Contract or otherwise imposes any financial obligation or burden on any Loan Party; (b) could reasonably be expected to have a Material Adverse Effect; or  (c) is materially adverse to the rights and benefits of the Purchaser under the Loan Documents.

8.14          Sale and Leaseback.  Except for the sale or lease of goods and services in the ordinary course of business, no Loan Party will enter into any arrangement, directly or indirectly, with any entity whereby it will sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

8.15          Intervention by Governmental Authority.  No Loan Party will permit any seizure by, or the vesting of or intervention by or under the jurisdiction of, any Governmental Authority by which such Loan Party’s management is displaced or its authority in the conduct of its business is materially curtailed.

8.16          Fiscal Year.  No Loan Party will change its Fiscal Year.

9.	EVENTS OF DEFAULT AND REMEDIES THEREFORE

9.1           Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)           The Borrowers shall fail to pay, when due (whether upon acceleration or otherwise), any principal, interest, Closing Fees, Prepayment Premium or other sums payable under the Secured Debenture or shall fail to pay, when due (whether upon acceleration or otherwise), any other Obligations; or

(b)           Any Loan Party shall fail to pay when due and after passage of any applicable notice and cure periods, (whether upon acceleration or otherwise), any payment or installment with respect to Indebtedness with an aggregate principal amount outstanding of $100,000, or shall default in the observance or performance of any conditions, covenant or agreements related or given with respect to any obligations for borrowed money in an aggregate amount in excess of $100,000 sufficient to permit the holder thereof to accelerate the maturity of such obligation, unless such default is being contested in good faith by such Loan Party, and such Loan Party has established adequate reserves; or

(c)           Any Loan Party shall fail to perform or observe any agreement, covenant, term or condition contained in Section 7 or 8 of this Agreement; or

(d)           Any Loan Party shall fail (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 9.1) to perform or observe any agreement, covenant, term or condition contained in this Agreement or in any other Loan Document on its part to be performed, which failure shall continue for a period of thirty (30) days after the earliest to occur of: (i) notice of such failure from the Administrative Borrower to Purchaser; (ii) the date the Administrative Borrower should have given notice of such failure to Purchaser pursuant to Section 7.13; or (iii) notice of such failure from Purchaser to the Administrative Borrower; or

(e)           Any representation, warranty or other material information whatsoever made or provided by any Loan Party in connection with this Agreement or any other Loan Document or otherwise to induce Purchaser to purchase the Secured Debenture was incorrect or misleading in any material adverse respect, when made; or

(f)           Any Loan Party shall become subject to an Event of Bankruptcy; or

(g)           Any judgment or order for payment of money shall be rendered against any Loan Party which exceeds $50,000 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, or

(h)           Any execution or attachment shall be issued whereby any substantial part of the property of any Loan Party shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof; or

(i)           Any Loan Document shall, at any time, cease to be in full force and effect (except in accordance with its terms or in a transaction permitted hereby) or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or the Purchaser shall cease to have a valid and perfected priority security interest in any of the Collateral subject only to Permitted Liens; or

(j)           Any Change of Control shall occur; or

(k)           Any Loan Party shall be indicted for any crime for which forfeiture of a material amount of its property is a potential penalty; or

(l)           Any cancellation, termination or expiration of a DirecTV Material Contract.

9.2           Remedies of Holder Upon Occurrence of Event of Default.

(a)           When any Event of Default described in Section 9.1, other than any Event of Default described in clause (f) thereof, has occurred and is continuing, Purchaser may (in addition to any other right, power or remedy permitted to Purchaser by law), by written notice to the Administrative Borrower, declare the entire amount of the Obligations owing to Purchaser, including, without limitation, the entire principal, and all interest accrued then outstanding under the Secured Debenture, to be, and the same shall thereupon become, forthwith due and payable, without any further presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, and in such event the Borrowers shall forthwith pay to Purchaser an amount equal to such Obligations.

(b)           When any Event of Default described in clause (f) of Section 9.1 shall occur, all of the Obligations, including, without limitation, the entire principal, and all accrued interest then outstanding under the Secured Debenture, shall thereupon be forthwith due and payable without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind (including any notice by the Holder of the Secured Debenture), all of which are hereby expressly waived by the Borrowers, and the Borrowers will, forthwith pay to Purchaser an amount equal to the Obligations.

9.3           Annulment of Acceleration.  The provisions of the foregoing Section 9.2 are subject to the condition that, if all or any part of the Obligations have been declared or have otherwise become immediately due and payable by reason of the occurrence of any Event of Default, the Purchaser may, by written instrument delivered to the Administrative Borrower (an “Annulment Notice”), rescind and annul such declaration and the consequences thereof as to the Secured Debenture, provided that (a) at the time such Annulment Notice is delivered no judgment or decree has been entered for the payment of any monies due pursuant to such Obligations in connection therewith, and (b) all arrears of interest and all other sums payable on such Obligations in connection therewith (except any principal or interest which has become due and payable solely by reason of such declaration under Section 9.2 hereof) shall have been duly paid or deferred by the Holder of the Obligations agreeing to such rescission and annulment; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto, and shall not be deemed a waiver of the Event of Default giving rise to the acceleration unless specifically waived in a writing executed by the Purchaser.

9.4           Payment of Obligations.  Purchaser shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Secured Debenture and payment of all other Obligations on the date when due and, upon the occurrence and continuance of an Event of Default, to institute suit against the Borrowers for the enforcement of any such payment.  Such rights shall not be impaired without the prior written consent of Purchaser.

9.5           Remedies.  If any Event of Default shall occur and be continuing, each and every Holder may exercise any right or remedy it has at law, in equity or under this Agreement or any other Loan Document.  No right or remedy conferred upon or reserved to Purchaser under this Agreement or any other Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law.  Every right and remedy given by this Agreement or by applicable law to Purchaser may be exercised from time to time and as often as may be deemed expedient by Purchaser.

9.6           Conduct No Waiver.  No course of dealing on the part of Purchaser, nor any delay or failure on the part of Purchaser to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice Purchaser’s rights, powers and remedies.  If the Borrowers fail to pay, when due, the principal of, or the interest on, the Secured Debenture, or fail to comply with any other provision of this Agreement or any other Loan Document, the Borrowers shall pay to the Holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including, but not limited to, reasonable attorney’s fees, incurred by Purchaser in collecting any sums due on the Secured Debenture or in otherwise enforcing any of Purchaser’s rights under this Agreement or any other Loan Document.

10.	FORM OF SECURED DEBENTURE; REGISTRATION, TRANSFER AND REPLACEMENT

10.1          Form of Secured Debenture.  The Secured Debenture delivered under this Agreement will be a note registered on the books of the Administrative Borrower.

10.2          Secured Debenture Register.  The Administrative Borrower shall cause to be kept at its principal office a register (the “Note Register”) for the registration and transfer of the Secured Debenture.  The names and addresses of the Holder of the Secured Debenture, the transfer thereof, the name and address of the transferee of the Secured Debenture and the principal amount and stated interest on the Secured Debenture to each Holder shall be recorded in the Note Register.  The Purchaser and each subsequent Holder shall provide the Administrative Borrower at least five (5) Business Days’ written notice of any proposed Transfer, which notice shall include the name, address, and tax identification number of any potential transferee.  Prior to the transfer of any Secured Debenture, the transferor Purchaser shall require the putative transferee to make representations and warranties to the Borrowers substantially equivalent to those made by Purchaser in Sections 4.1(a) through 4.1(c) hereof, and any transfer shall be subject to the accuracy thereof.

10.3          Issuance of New Secured Debenture Upon Exchange or Transfer.  Upon surrender for exchange or registration of transfer of the Secured Debenture at the office of the Administrative Borrower designated for notices in accordance with Section 12.2 hereof, the Borrowers shall execute and deliver, at their expense, a new Secured Debenture dated the date to which interest has been paid on the Secured Debenture so surrendered (or, if no interest has been paid, the date of the surrendered Secured Debenture), in the same aggregate unpaid principal amount as the surrendered Secured Debenture, and registered in the name of such Person or Persons as shall be designated in writing by such Holder.  Every Secured Debenture surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Secured Debenture.

10.4          Payment Agreement.  In the event a Purchaser transfers a portion of the Secured Debenture to one or more Holders, Purchaser shall act as payment agent for such Holder and shall indemnify Borrowers against any claim for non-receipt of payment with respect to any payments and disbursements actually made by Borrowers and received by Purchaser for the benefit of such Holders, provided, that the Borrowers may, at its option, make payment to any such Holder directly, if at the time of making such direct payment, notice is given to Purchaser that such payment has been made, and subsequent payments will be made, directly to such Holder.

10.5          Replacement of Secured Debenture.  Upon receipt of evidence satisfactory to the Borrowers of the loss, theft, mutilation or destruction of a Secured Debenture and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Administrative Borrower or, in the event of such mutilation upon surrender and cancellation of any Secured Debenture, the Borrowers, without charge to the Holder thereof, will make and deliver a new Secured Debenture of like tenor in lieu of such lost, stolen, destroyed or mutilated Secured Debenture.  If any such lost, stolen or destroyed Secured Debenture is owned by a Purchaser or any other Holder whose credit is satisfactory to the Administrative Borrower, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of such Secured Debenture at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Secured Debenture, other than a written agreement of such owner (in form reasonably satisfactory to the Administrative Borrower) to indemnify the Borrowers.

10.6          Disposition of Property; Participations.  Except as otherwise provided herein, and subject to compliance with applicable securities law, the disposition of the property of the Purchaser shall at all times be within Purchaser’s control; provided, that Purchaser may only sell participation interests in any or all of the Secured Debenture in accordance with Section 12.4 hereof.

11.	INTERPRETATION OF AGREEMENT

11.1          Certain Terms Defined.  When used in this Agreement, the terms set forth below are defined as follows:

“Administrative Borrower” has the meaning provided in Section 12.17.

“Affiliate” means, with respect to any Person, (a) a Person that, directly or indirectly, or through one or more intermediaries, controls, is controlled by, or is under common control with such Person, (b) any Person of which such Person or such Person’s spouse is an executive officer, director, governor, manager, security holder, partner, or, in the case of a trust, the beneficiary or trustee, and (c) any Person that is an executive officer, director, governor, manager, security holder, partners, or, in the case of a trust, the beneficiary or trustee of such Person.  A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.  Notwithstanding the foregoing, in no event shall any Purchaser be deemed an “Affiliate” of the Borrowers or of any of its Affiliates.

“Agreement” means this Debenture Purchase Agreement, including all schedules hereto, as the same may be modified, supplemented, extended and/or amended from time to time.

“Annulment Notice” is defined in Section 9.3.

“Borrowers” has the meaning provided in the preamble to this Agreement.

“Business Day” means each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in the State of Minnesota.

“Capital Expenditure” means, without duplication, any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

“Capital Lease” of any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new lease) on substantially similar terms.

“Capitalized Lease Obligation” means, with respect to each Capital Lease, the amount of the liability reflecting the aggregate discounted amount of future payments under such Capital Lease calculated in accordance with GAAP and statement of financial accounting standards No. 13 (as supplemented and modified from time to time), and any corresponding future interpretations by the Financial Accounting Standards Board or any successor thereto.

“Capital Stock” means, as to any Person, its common stock and any preferred stock or other capital stock, any membership interests, or any general or limited partnership interests of such Person authorized from time to time, and any other common stock, shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

“Change in Control” means: (a) the occurrence after the Closing Date of any single transaction or event or any series of transactions or events (whether as the most recent transaction in a series of transactions) which, individually or in the aggregate, results in: (i) any Person or two or more Persons acting in concert (except for DirecTech or its successors) acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (together with any successor agency, the “SEC”) under the Securities Exchange Act of 1934), directly or indirectly of, or control over, voting securities or other equity securities of the Parent representing 25% or more of the combined voting power of all equity interests of Parent entitled to vote in the election of directors; or (ii) the election of a director of Parent as a result of which at least a majority of Borrower’s Board of Directors does not consist of Continuing Directors; or (b) the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least 80% of the aggregate voting power of the Capital Stock of each Borrower and its Subsidiaries or 100% of the aggregate voting power of the Capital Stock of each other Loan Party; in each case, free and clear of all Liens (other than any Liens granted hereunder and Permitted Liens).

“Closing” means the Borrowers’ sale, and the Purchaser’s purchase, of the Secured Debenture and the Parent’s issuance of the Warrant to the Purchaser on the Closing Date.

“Closing Date” means the date on which the purchase price for the Secured Debenture has been paid.

“Closing Fees” has the meaning provided in Section 1.3.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” means all of the assets of any Loan Party in which the Purchaser holds a Lien pursuant to this Agreement or any other Loan Document.

“Commission” means the Securities and Exchange Commission and any successor federal agency having similar powers.

“Compliance Certificate” has the meaning provided in Section 7.2(a).

“Consolidated” or “Consolidating” means, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to Consolidated financial statements or data of the Parent includes consolidation with its Subsidiaries in accordance with GAAP.

“Contingent Obligation” means, with respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefore, (b) to purchase property, securities, Capital Stock or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term “Contingent Obligation” shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

“Continuing Directors” means those directors on the Parent’s Board of Directors as of the Closing Date (the “Current Board”) or those directors who are recommended or endorsed for election to the Board of Directors of the Parent by a majority of the Current Board or their successors so recommended or endorsed.

“Controlled Group” means any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which any Loan Party is a member.

“Debenture Years” means the twelve (12) month period following the Closing Date and each twelve-month period thereafter beginning on the anniversary of the Closing Date.

“Default” means the occurrence of any condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

“Default Rate” has the meaning provided in Section 2.1(a).

“DirecTECH means DirecTECH Holding Company, Inc., a Delaware corporation.

“DirecTECH Indebtedness” means the Parent’s Indebtedness to DTHC evidenced by “DTHC Secured Promissory Note.

“DirecTECH Subordination Agreement” means the Subordination Agreement dated as of even date made by DirecTECH and certain of the seller parties to the DTHC Stock Purchase Agreement in favor of the Purchaser.

“DirecTECH Transaction Documents” means, individually or collectively as the case may be: (a) the Stock Purchase Agreement dated as of November 3, 2008 (the “DTHC Stock Purchase Agreement”) among the Parent and BAS Mattingly Master, LLC, a Delaware limited liability company (“BMM”), Bernard J. Schafer Trust, LLC, a Delaware limited liability company (“Schafer”), Building Blocks Family Trust, LLC, a Delaware limited liability company (“Block”), DirecTECH, and North Star Trust Company, not in its corporate capacity but solely in its capacity as the trustee of the DTHC ESOT; (b) the Multiband Secured Promissory Note dated January 2, 2009 made by the Parent payable to the order of DirecTECH in the original principal amount of $40,200,000 (together with the note under clause (c) below, the “DTHC Secured Promissory Note”); (c) the Multiband Working Capital Secured Promissory Note dated January 2, 2009 made by the Parent payable to the order of DirecTECH in the original principal amount of $500,000; (d) the “Loan and Pledge Agreement” described in the DTHC Stock Purchase Agreement (the “DTHC SPA Loan Agreement”); (e) the “Security Agreement” described in the DTHC Stock Purchase Agreement (the “DTHC Security Agreement”); (f) the “Guaranty” described in the DTHC Stock Purchase Agreement (the “DTHC Guaranty”) and (g) the Series J Convertible Preferred Stock to be issued by the Parent pursuant to the DTHC Stock Purchase Agreement (the “Series J Convertible Preferred Stock”).

“DirecTV Material Contract” means any now existing or hereafter arising contract between any Loan Party and DirectTV, Inc. pursuant to which such Loan Party contracts to provide installation services for DirecTV including, without limitation, each of the DirecTV Material Contracts specified on Schedule 11.1(a); in each case, as amended, modified, supplement or restated from time to time with any prior written consent of the Purchaser required by this Agreement.

“Employee Benefit Plan” means any employee benefit plan, as defined in Section 3(3) of ERISA, which is maintained or contributed to by any member of a Controlled Group.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the release, deposit or migration of any hazardous materials into the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and the regulations promulgated thereunder.

“Event of Bankruptcy” means any of (a) the filing by a Person of a voluntary petition in bankruptcy under any provision of any bankruptcy law or a petition to take advantage of any insolvency act, (b) the admission in writing by a Person of its inability to pay its debts generally as they become due, (c) the appointment of a receiver or receivers for all or a material part of a Person’s assets with the consent of such Person, (d) the filing of any bankruptcy, arrangement or reorganization petition by or, with the consent of a Person, against such Person under any provision of any bankruptcy law, (e) a receiver, liquidator or trustee of a Person or a substantial part of its assets shall be appointed pursuant to the United States Bankruptcy Code by the order of a court of competent jurisdiction which shall not be dismissed or stayed within sixty (60) days, or (f) an involuntary petition to reorganize or liquidate a Person pursuant to the United States Bankruptcy Code shall be filed against such Person and shall not be dismissed or stayed within sixty (60) days.

“Event of Default” has the meaning provided in Section 9.1.

“Exchange Act” means Securities Exchange Act of 1934, and related regulations, as amended or superseded from time to time.

“Fiscal Year” means each twelve (12) month accounting period of the Borrowers, which ends on December 31 of each year.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 8.8 and the definitions used therein, “GAAP” means generally accepted accounting principles in effect on the Closing Date and consistent with those used in the preparation of the audited financial statements described in Section 5.2, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 8.8, the Purchaser and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Purchaser and the Loan Parties after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 8.8 shall be calculated as if no such change in GAAP has occurred.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means (a) the Parent, and (b) each Subsidiary of the Parent other than the Borrowers, and (c) each other Person which guarantees the payment of all or any part of the Obligations.

“Guaranty” means: (a) the Guaranty dated as of even date herewith made by the Parent and certain of its Subsidiaries in favor of the Purchaser, and (b) any other guaranty made by any Guarantor in favor of the Purchaser guaranteeing the payment of all or any part of the Obligations

“Holder” when used in reference to the Secured Debenture and/or the Obligations, means the Person or Persons who, at the time of determination, is the lawful owner of all or a portion of the Secured Debenture or an obligee of all or a portion of the Obligations.  Unless otherwise provided in this Agreement, in each instance that the Holder is required to request or consent in concert to an action, the Holder will be deemed to have requested or consented to such action if the Holder of a majority-in-interest of the Secured Debenture so request or consent.

“Impositions” has the meaning provided in Section 7.9.

“Indebtedness” means for any Person: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all Capital Leases, (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any letters of credit, or the obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (f) all amendments, renewals, extensions, modifications and re-fundings of any indebtedness or obligations referred to in clauses (a), (b), (c), (d) or (e).  All references herein to the “Indebtedness” of any or all of the Loan Parties means the aggregate Consolidated Indebtedness of the Parent and its Subsidiaries.

“Intellectual Property” means all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and substances), trademarks, service marks, trade names and copyrights.

“Interest Rate” has the meaning provided in Section 2.1(a).

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

“Loan Documents” means this Agreement, the Secured Debenture, the Security Documents, the Guaranties, the DirecTECH Subordination Agreement, the Warrant and the Registration Rights Agreement and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of any Loan Party, and delivered to and for the benefit of Purchaser or any Person participating with Purchaser in the Secured Debenture.

“Loan Party” means the Borrowers and the Guarantors.

“Material Adverse Effect” means a material adverse effect on (a) the business or financial condition of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform its obligations under this Agreement, the Secured Debentures or any other Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement, the Secured Debenture or any of the other Loan Documents or the rights or remedies of the Purchaser hereunder or thereunder.

“Material Contract” means: (a) the DirecTECH Transaction Documents, (b) the DirecTV Material Contracts, and (c) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of any Loan Party.

“Maximum Rate” is defined in Section 2.7.

“Net Proceeds” means, with respect to any sale, transfer or other disposition of any of the any Loan Party’s assets or of any option, warrant or other right to acquire the same, or from the incurrence of any other Indebtedness (excluding Purchase Money Indebtedness) by any Loan Party or from the issuance of any Capital Stock, the cash proceeds received by the Loan Parties from such transaction less the sum of: (a) the reasonable costs associated with such transaction; and (b) the amount of any other Indebtedness (other than the Obligations) that is required to be paid in connection with such transaction.

“Obligations” means and includes any and all Indebtedness and other obligations of any Loan Party to the Purchaser of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, under this Agreement and the other Loan Documents (regardless of how such Indebtedness or other obligations arose or hereafter arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument), including, without limitation, all principal, interest, Closing Fees, Prepayment Premium, and other fees, and collection costs including, without limitation, reasonable attorney’s fees and legal expenses together with all renewals, modifications, extensions, increases, substitutions or replacements of any of such Indebtedness.

“Officers of the Borrowers” means the statutorily prescribed officers of a Borrower, together with any other officers of such Borrower that are elected to such position by the board of directors of such Borrower.

“Operating Lease” means any lease of (or other agreement conveying the right to use) real or personal property classified as an operating lease in accordance with GAAP.

“Operating Lease Obligation” means an obligation of a lessee under an Operating Lease, including without limitation, with respect to any period under any such Operating Lease, the aggregate amounts payable by such lessee to or on behalf of the lessor for such period, including, without limitation, property taxes, insurance, interest and amortized charges which such lessee is required to pay pursuant to such Operating Lease.  Whenever it is necessary to determine the amount of Operating Lease Obligations for any period with respect to which any of the rentals under the relevant Operating Lease are not definitely determinable by the terms of the Operating lease, all such rentals will be estimated in a reasonable amount for such period.

“Optional Prepayment” means an optional prepayment made by the Borrowers pursuant to Section 2.2.

“Parent” means Multiband Corporation, a Minnesota corporation.

“Parent Pledge Agreement” means the Pledge Agreement dated of even date herewith made by the Parent in favor of the Purchaser and granting to the Purchaser a Lien in the “Collateral” described therein to secure the payment of the Obligations, as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which is maintained or contributed to by any member of the Controlled Group.

“Permitted Indebtedness” means the following:

(a)            any Indebtedness in favor of the Holders under this Agreement;

(b)            the DirecTECH Indebtedness;

(c)            purchase money Indebtedness and Capital Leases incurred or entered into by any Loan Party to finance the acquisition of capital assets by the Company (whether pursuant to a loan or a Capital Lease), provided that the aggregate outstanding principal amount of all such Indebtedness determined on a Consolidated basis for the Parent and its Subsidiaries does not exceed $1,350,000 at any time;

(d)            Indebtedness secured by Permitted Liens;

(e)            Indebtedness assumed pursuant to an acquisition permitted pursuant to the provisions of Section 8.3, provided that such Indebtedness was not entered into, extended or renewed in contemplation of such acquisition, and provided that the aggregate outstanding principal amount of all such Indebtedness determined on a Consolidated basis for the Parent and its Subsidiaries shall not exceed $50,000 at any time;

(f)            Indebtedness consisting of deferred seller financing incurred in connection with an acquisition permitted pursuant to the provisions of Section 8.3, which Indebtedness is unsecured and subordinated to the Obligations in a manner which is reasonably acceptable to the Purchaser;

(f)            other unsecured Indebtedness so long as the aggregate outstanding principal amount of all such Indebtedness determined on a Consolidated basis for the Parent and its Subsidiaries shall not exceed $50,000 at any time; and

(g)            the other Indebtedness set forth on Schedule 5.9.

“Permitted Investments” means the following:

(a)            securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States Government is pledged in support thereof), having maturities of not more than twelve (12) months from the date of acquisition;

(b)            time deposits and certificates of deposit (i) of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $100,000,000 with maturities of not more than twelve months from the date of acquisition or (ii) which are fully insured by the Federal Deposit Insurance Corporation with maturities of not more than twelve (12) months from the date of acquisition;

(c)            commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Rating Services or at least P-l or the equivalent thereof by Moody’s Investors Services and in each case maturing not more than twelve (12) months after the date of acquisition;

(d)            investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above;

(e)            acquisitions permitted pursuant to the provisions of Section 8.3;

(f)            existing investments described in attached Schedule 11.1(b);

(g)            extensions of trade credit in the ordinary course of business;

(h)            investments in the form of securities issued to any Loan Party by customers or suppliers of such Loan Party in connection with bankruptcy proceedings for such customers or suppliers;

(i)            non-cash consideration received in connection with any sale of assets permitted pursuant to the provisions of this Agreement;

(j)            loans and advances to employees of Company for travel, moving or other business expenses so long as the aggregate outstanding principal amount of all such loans and advances determined on a Consolidated basis for the Parent and its Subsidiaries shall not exceed $25,000 at any time;

(k)            investments of surplus cash in cash equivalents;

(1)            sales on open account or in the ordinary course of business;

(m)            other loans, advances and investments so long as the sum of the aggregate outstanding principal amount of all such loans and advances and the aggregate amount of such investments determined on a Consolidated basis for the Parent and its Subsidiaries shall not exceed $25,000 at any time; and

(n)            deposits made in the ordinary course of business in order to obtain goods and services.

“Permitted Liens” means the following:

(a)           Liens in favor of the Purchaser,

(b)          Liens securing the DirecTECH created by the DirecTECH Transaction Documents as in effect on the Closing Date;

(c)          Liens securing purchase money Indebtedness incurred to finance the acquisition of capital assets by the Company, but only so long as (i) such Lien attaches only to the asset so financed, (ii) the principal amount of such Indebtedness secured by such Lien does not exceed one hundred percent (100%) of the purchase price; including installation and freight, of the asset so financed and (iii) no Default or Event of Default has occurred and is continuing at the time such lien attaches;

(c)          Liens for property taxes not yet due or which are being contested in good faith and by appropriate actions or proceedings conducted with due diligence and for the payment of which adequate reserves in accordance with GAAP have been established with respect thereto;

(d)          materialmen’s, mechanic’s, worker’s, repairmen’s, landlord’s, employees’ or other like Liens arising against any Loan Party in the ordinary course of business, in each case which are either not delinquent or are being contested in good faith and by appropriate actions or proceedings conducted with due diligence and for the payment of which adequate reserves in accordance with GAAP have been established with respect thereto;

(e)          deposits to secure payment of worker’s compensation, unemployment insurance or other social security benefits;

(f)          Liens (i) incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by GAAP;

(g)          surveyor title exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which do not materially interfere with the business of such Person; and

(h)          Liens disclosed on Schedule 11.1(c).

Person” means any individual, sole proprietorship, corporation, limited liability company, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

“PIK Portion” has the meaning provided in Section 2.1(a).

“Pledge Agreement” means: (a) the Parent Pledge Agreements; (b) the Pledge Agreements  dated of even date herewith respectively made by NE and DV in favor of the Purchaser and granting to the Purchaser a Lien in the “Collateral” respectively described therein to secure the payment of the Obligations; and (c) each other pledge agreement granting to the Purchaser a Lien in the “Collateral” respectively described therein to secure the payment of all or any part of the Obligations, in each case, as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time

“Prepayment Premium” has the meaning provided in Section 1.5.

“Property” means all real property owned, leased or operated by any Loan Party.

“Purchase Price” has the meaning provided in Section 1.2(a).

“Purchaser(s)” means individually or collectively, as the case may be, the Purchaser, together with all transferees, successors and assigns of all or any portion of the Secured Debenture or the Obligations and any nominees on whose behalf any of the foregoing purchase or otherwise acquire any of such Indebtedness of the Borrowers, and shall include, but not be limited to, each and every “Holder” as defined herein.  With respect to any right or action to be taken by Purchaser under this Agreement, the term Purchaser means (a) so long as a Purchaser is a Holder, Purchaser, and (b) if Purchaser is no longer a Holder, a Holder representing a majority in interest of the Obligations.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of even date herewith between the Parent and the Purchaser, as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, except any such event as to which the provision for thirty (30) days notice to the PBGC is waived under applicable regulations.

“Responsible Officer” means the chief executive officer or the chief financial officer of the Administrative Borrower.

“Restricted Payments” means, with respect to any Person, collectively, (a) all dividends or other distributions of any nature (cash, Capital Stock other than common stock of the Parent, assets or otherwise), and all payments on any class of Capital Stock (including warrants, options or rights therefore) issued by any Loan Party, whether such Capital Stock is authorized or outstanding on the Closing Date or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly, (b) any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly, (c) all management fees, consulting fees and other similar amounts payable to any present or former holder of any of the foregoing; and (d) the prepayment of any Indebtedness of any Loan Party, other than the Obligations.

“SBIA” means the Small Business Investment Act of 1958, and related regulations, as amended or superseded from time to time.

“SBIC” means a Small Business Investment Borrowers under the SBIA.

“Secured Debenture” means a term promissory note issued to a Purchaser pursuant to this Agreement in substantially the same form as Exhibit A attached hereto, together with all renewals, modifications, extensions, substitutions and replacements thereof.

“Securities Act” means the Securities Act of 1933, and related regulations, as amended or superseded from time to time.

“Security Agreement” means: (a) the Security Agreements dated of even date herewith respectively made by each Loan Party  in favor of the Purchaser and granting to the Purchaser a Lien in the “Collateral” respectively described therein to secure the payment of the Obligations; and (b) each other security agreement granting to the Purchaser a Lien in the “Collateral” respectively described therein to secure the payment of all or any part of the Obligations, in each case, as originally executed and as it may be amended, modified, supplemented, restated or replaced from time to time.

“Security Documents” means the Pledge Agreements, the Security Agreements and each other and each other instrument, document, guaranty, security agreement, mortgage, or other agreement now or hereafter executed and delivered by any Loan Party pursuant to which such Loan Party grants a Lien to the Purchaser to secure the payment of all or any part of the Obligations.

“Subsidiary” or “Subsidiaries” means any Person of which or in which either Borrower owns directly or indirectly fifty percent (50%) or more of (a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the board of directors, the board of managers or equivalent body of such Persons, if it is a corporation, limited liability company or similar Person, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, (c) the beneficial interest of such Person if it is a trust, association or other unincorporated organization, or (d) the membership interests of such Person.

“Termination Date” means the earliest to occur of (a) December 27, 2012, (b) the date on which the Secured Debenture is accelerated pursuant to Section 9.2, or (c) the date on which the Obligations are paid in full.

“Termination Event” means (a) a Reportable Event, (b) the termination of a Pension Plan which has unfunded benefit liabilities (including an involuntary termination under Section 4042 of ERISA), (c) the filing of a Notice of Intent to Terminate a Pension Plan, (d) the initiation of proceedings to terminate a Pension Plan under Section 4042 of ERISA or (e) the appointment of a trustee to administer a Pension Plan under Section 4042 of ERISA.

“Transfer” has the meaning provided in Section 12.3 hereof.

“Transferee” means any Person to whom a Transfer is made.

“UCC” means the Uniform Commercial Code as enacted in the State of Minnesota, as amended from time to time; provided, however, that: (a) to the extent that the UCC is used to define any term herein, and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern; and (b) if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Purchaser’s Lien in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Minnesota, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection or priority of, or remedies with respect to, the Purchaser’s Lien and for purposes of definitions related to such provisions.

“Warrant” means the Warrant issued to Purchaser by the Parent in the form of Exhibit D attached hereto.

Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.  All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for such terms by the UCC as adopted and in force in the State of Minnesota, as from time to time in effect.

11.2          Accounting Principles.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any Consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done, unless specified otherwise, in accordance with GAAP, except where such principles are inconsistent with the requirements of this Agreement.

11.3          Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

11.4          References.  When used in this Agreement, the words “hereof’, “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words “Section”, “subsection”, “clause”, “Annex”, “Schedule” and “Exhibit” refer to Sections, subsections and clauses of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

12.	MISCELLANEOUS

12.1          Expenses.  The Borrowers agrees to pay all reasonable out-of-pocket expenses of Purchaser (including reasonable fees, expenses and disbursements of Purchaser’s counsel) in connection with the preparation, negotiation, enforcement, operation and administration of this Agreement, the Secured Debenture, the other Loan Documents, or any documents executed in connection therewith, or any waiver, modification or amendment of any provision hereof or thereof.  If an Event of Default shall have occurred, Borrowers shall be obligated to pay pursuant to this clause all court costs and costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts.  The reasonable attorneys’ fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel or Purchaser in any way or respect arising in connection with or relating to any of the events or actions described in this Section 12.1 shall be payable by the Borrowers to Purchaser, on demand as provided herein, and shall be additional Obligations.  The Borrowers agree to indemnify the Purchaser from and hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery by the Borrowers or any other Person of this Agreement, the other Loan Documents, and any documents executed in connection therewith.

12.2          Indemnification.  IN ADDITION TO AND NOT IN LIMITATION OF THE OTHER INDEMNITIES PROVIDED FOR HEREIN OR IN ANY OTHER LOAN DOCUMENT, EACH BORROWER HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS PURCHASER AND ANY OTHER HOLDER, AND EVERY AFFILIATE OF ANY OF THE FOREGOING, AND THEIR RESPECTIVE OFFICERS, MANAGERS, EMPLOYEES AND AGENTS (the “Idemnitees”) FROM ANY CLAIMS, ACTIONS, DAMAGES, COSTS, ATTORNEYS’ FEES AND EXPENSES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, ACTIONS, DAMAGES, COSTS AND EXPENSES ARISE FROM OR RELATE TO THIS AGREEMENT OR THE OTHER AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, OR FROM ANY VIOLATION OR CLAIM OF VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAWS WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY, OR FROM ANY GOVERNMENTAL OR JUDICIAL CLAIM, ORDER OR JUDGMENT WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY OF THE BORROWER, OR FROM ANY BREACH OF THE WARRANTIES, REPRESENTATIONS OR COVENANTS OF THE BORROWER CONTAINED IN THIS AGREEMENT OR THE OTHER AGREEMENTS.  THE FOREGOING INDEMNIFICATION DOES NOT INCLUDE ANY SUCH CLAIMS, ACTIONS, DAMAGES, COSTS, AND EXPENSES INCURRED BY REASON OF THE NEGLIGENCE OR WILLFUL MISCONDUCT OF THE RELEVANT INDEMNITEE.

12.3          Notices. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered by telegram, telecopy, facsimile transmission, overnight courier or mailed by the United States mail, certified mail, return receipt requested, (a) if to Purchaser, addressed to Purchaser at the address specified on Annex I hereto or to such other address as Purchaser may in writing designate, (b) if to any other Holder, addressed to such Holder at such address as such Holder may in writing designate, and (c) if to the Borrowers, addressed to the Administrative Borrower at the address set forth next to its name on the signature pages hereto or to such other address as the Administrative Borrower may in writing designate.  Notices shall be deemed to have been validly served, given or delivered (and “the date of such notice” or words of similar effect shall mean the date) five (5) days after deposit in the United States mail, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof (whether by noncertified mail, telecopy, telegram, facsimile, express delivery or otherwise), whichever is earlier.

12.4          Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Purchaser at the closing of the purchase of the Debenture, and (c) financial statements, certificates and other information previously or hereafter furnished to Purchaser, may be reproduced by Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Purchaser may destroy any original document so reproduced. Each Borrower agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Borrower in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Borrowers from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered, is otherwise incomplete or is otherwise inadmissible.

12.5          Assignment, Sale of Interest.  The Borrowers may not sell, assign or transfer this Agreement or any other Loan Document or any portion thereof, including, without limitation, the Borrowers’ rights, title, interests, remedies, powers and/or duties hereunder or thereunder without the prior consent of the Purchaser. The Purchaser may not sell participations or sell, assign, transfer or otherwise dispose of this Agreement, the Secured Debenture or its rights hereunder or thereunder (collectively, a “Transfer”) without the consent of the Administrative Borrower, which consent shall not be unreasonably withheld; which consent will not be unreasonably withheld; provided, however, that: no Administrative Borrower’s consent  shall be required for: (a)  a Transfer  by a Purchaser to one of its Affiliate upon notice to Borrowers, (b) any Transfer made during any period when an Event of Default has occurred and is continuing, and/or (c)  any Transfer made in connection with any dissolution, winding-up, sale, assignment, transfer or other disposition by the Purchaser of substantially all of Purchaser’s assets or in connection with a distribution in kind to the limited and general partners, at any time or times hereafter, of this Agreement, or the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Purchaser’s rights, title, interests, remedies, powers and/or duties hereunder or thereunder. Any sale, assignment or transfer shall be made in compliance with Section 10.  In connection with any Transfer, the Company agrees to cooperate fully with Purchaser and any potential Transferee. Such cooperation shall include, but is not limited to, cooperating with any audits or other due diligence investigation undertaken by any potential Transferee.

12.6          Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

12.7          Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

12.8          Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

12.9          Reliance on and Survival Provisions.  All covenants, representations and warranties made by the Borrowers herein and in any certificates delivered pursuant hereto, whether or not in connection with a closing, (a) shall be deemed to be material and to have been relied upon by Purchaser, notwithstanding any investigation heretofore or hereafter made by Purchaser or on Purchaser’s behalf, and (b) shall survive the delivery of this Agreement and the Secured Debenture until the Obligations (other than contingent indemnification or reimbursement Obligations due or arising hereunder) shall have been satisfied.

12.10       Integration and Severability.  This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between Purchaser and the Borrowers, and supersedes all prior agreements and understandings relating to the subject matter hereof.  In case any one or more of the provisions contained in this Agreement or in the Secured Debenture, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

12.11       Law Governing.  THIS AGREEMENT HAS BEEN SUBSTANTIALLY NEGOTIATED AND IS BEING EXECUTED, DELIVERED, AND ACCEPTED, AND IS INTENDED TO BE PERFORMED, IN PART IN THE STATE OF MINNESOTA.  ALL OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF,   THE SECURED DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE SPECIFIED THEREIN.  PURCHASER RETAINS ALL RIGHTS UNDER THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING THOSE RELATING TO THE CHARGING OF INTEREST.

12.12        Waivers; Modification.  NO PROVISION OF THIS AGREEMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

12.13        Consent to Jurisdiction.  AT THE OPTION OF PURCHASER, THIS AGREEMENT, THE SECURED DEBENTURE AND THE OTHER LOAN DOCUMENTS TO WHICH ANY BORROWER IS A PARTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA, AND THE BORROWERS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND  WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT BORROWERS COMMENCE ANY ACTION IN A JURISDICTION OR VENUE NOT PERMITTED HEREUNDER UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, PURCHASER, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

12.14        Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS AND PURCHASER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURED DEBENTURE OR ANY DOCUMENTS ENTERED INTO IN CONNECTION THEREWITH OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF PURCHASER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF.

12.15        Confidential Information.  Any Confidential Information provided to the Purchaser under the terms of this Agreement or any other Loan Document (whether orally, electronically or in writing, shall be held in strict confidence and not disclosed to any third party by Purchaser, and shall not be used in any manner other than in connection with the transactions contemplated by this Agreement, in each case except (a) to the extent agreed to in writing or required under applicable law or regulation, (b) to those of their employees and advisors that have a need to know such confidential information and are informed of the confidential nature thereof (including the provisions hereof), (c) by reason of subpoena after providing notice thereof and an opportunity to contest unless such notice is prohibited by the terms of the subpoena or applicable law, court order or government action or as may be necessary or convenient; (d) for the enforcement of the Purchaser’s rights and remedies under the Loan Documents or applicable law after the occurrence and during the continuance of any Event of Default; or (e) to a potential permitted purchaser, or recipient of a permitted Transfer, of a Secured Debenture, if Purchaser or recipient first delivers to Borrower a written statement that Purchaser or recipient agrees to be bound by the provisions of this Section 12.15 except that no such statement shall be required for any Transfer being made during any period when an Event of Default has occurred and is continuing, or (f) as permitted to be disclosed to a third party by this Agreement or any other Loan Document.  The term “Confidential Information”, as used in this Section 12.15, shall mean any proprietary information and, in particular, any confidential information, and including, without limitation, (m) all technical and economic information, business or research strategies, trade secrets and other proprietary materials and (n) all information related to the Transaction, and in each case including all material embodiments thereof and any analyses, compilations, excerpts, summaries, studies or other documents and writings prepared by or for Purchaser which contain or otherwise reflect such information) except for any such information which: (v) the relevant Borrower has identified as not being Confidential Information or has not treated as Confidential Information in its business operations; (w) is shown by contemporaneous documentation of Purchaser to have been in their possession prior to receipt from Borrowers; (x) becomes, through no fault of Purchaser, publicly known; (y) is furnished to Purchaser by a third party without breach of a duty to Borrowers; or (z) is independently developed by Purchaser without reference to, or the benefit of, any Confidential Information.  Purchaser shall maintain the confidentiality of the Confidential Information with the same degree of care (which shall in no event be less than reasonable care) as Purchaser uses to protect its own confidential information of a similar nature.

12.16        Co-Borrower Provisions.

(a)           This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between the Purchaser and any Borrower.  Each Borrower shall be liable for existing and future Obligations as fully as if all of all credit extensions were advanced to such Borrower.

(b)           Borrowers are jointly and severally liable for the Obligations and the Purchaser may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

(c)           Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of any Purchaser under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 12.14 shall be null and void.  If any payment is made to a Borrower in contravention of this Section 12.14, such Borrower shall hold such payment in trust for the Purchaser and such payment shall be promptly delivered to the Purchaser for application to the Obligations, whether matured or unmatured.

(d)           Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled.  Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower.  The Purchaser’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of the Purchaser thereafter to demand strict compliance and performance therewith.  Nothing contained herein shall prevent the Purchaser from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower.  Each Borrower also waives any defense arising from any act or omission of any Purchaser that changes the scope of the Borrowers’ risks hereunder.

(e)           Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under Minnesota law.

(f)           The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which the Purchaser may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations. Without affecting the liability of any Borrower hereunder, Purchaser may (x) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (xii) grant other indulgences to a Borrower in respect of the Obligations, (xii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (xiii) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (xiv) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

(g)           The  Borrowers  jointly and severally  represent and warrant to the Purchaser that: (i) the Borrowers make up a related organization of various entities constituting a single economic and business enterprise so that the Borrowers share an identity of interests such that any benefit received by any one of them benefits the others; (ii) a Borrower may render services to for the benefit of the other Borrower, may purchase or sell and supply goods to or from or for the benefit of the other Borrower, may make loans, advances and provide other financial accommodations to or for the benefit of the other Borrower; (iii) in some cases, the Borrowers have centralized accounting and legal service and common officers and directors; and (iv) while the Borrowers operate as a single economic enterprise, nothing contained in this Section 12.14 should be construed or imply that the Borrowers are not separate legal entities.

12.17                      Administrative Borrower.  Each Borrower hereby irrevocably appoints DV as the borrowing agent and attorney-in-fact for the Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Purchaser shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide to Purchaser and receive from Purchaser all notices with respect to the Secured Debenture and all other notices and instructions under this Agreement and (b) to take such action as the Administrative Borrower deems appropriate on its behalf to carry out the purposes of this Agreement.  It is understood that the Purchaser’s purchase of the Secured Debenture from the Borrowers, jointly and severally, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that Purchaser shall not incur liability to the Borrowers as a result hereof.  Each of the Borrowers expects to derive benefit, directly or indirectly, from their combined sale of the Secured Debenture since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce Purchaser to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the Borrowers’ sale, and the Purchaser’s purchase, of the Secured Debenture as herein provided, (b) the Purchaser relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Purchaser hereunder or under the other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrowers and Purchaser have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

BORROWERS:
MULTIBAND NE INCORPORATED By: Name: Its: MULTIBAND SC INCORPORATED By: Name: Its: MULTIBAND EC INCORPORATED By: Name: Its:	MULTIBAND NC INCORPORATED By: Name: Its: MULTIBAND DV INCORPORATED By: Name: Its:
Address for Administrative Borrower

c/o Multiband Corporation
 9449 Science Center Drive
New Hope, Minnesota  55428
Attention: Mr. James Mandel
Telephone:____________________
Facsimile: ____________________

PURCHASER:

CONVERGENT CAPITAL PARTNERS II, L.P.

By: Convergent Capital II, LLC
Its: General Partner

By:
Name:
Its:

SIGNATURE PAGE:  DEBENTURE PURCHASE AGREEMENT

to
Debenture Purchase Agreement

Information Concerning Purchaser

CONVERGENT

Name in which Secured Debenture are to be issued:

Convergent Capital Partners II, L.P.

Aggregate Principal Amount of Secured Debenture and Purchase Price:

$5,000,000.00

Address for notices:

505 U.S. Hwy. 169 North, Suite 245
Minneapolis, MN 55441
Attention: Mr. Keith Bares
Telephone:  (763) 432-4081
Facsimile:  (763) 432-4085
With a copy to:

Fabyanske, Westra, Hart & Thomson, P.A.
Suite 1900
800 LaSalle Plaza
Minneapolis, MN 55402
Attention:  Jeremiah J. Kearney, Esq.
Telephone:  (612) 359-7600
Facsimile:   (612) 359-7602

Payments to be made by wire transfer to:

Associated Bank Minnesota
Minneapolis, Minnesota
ABA# 075900575
Convergent Capital Partners II, L.P.
Acct.# 2287095497

Table of Contents

1. DESCRIPTION OF SECURED DEBENTURE AND COMMITMENT		1
1.1	Description of Secured Debenture	1
1.2	Commitment; Issuance and Sale of the Secured Debenture.	1
1.3	Closing Fees	1
1.4	Use of Proceeds	2
1.5	Prepayment Premium	2
2. PAYMENT AND PREPAYMENT OF OBLIGATIONS		2
2.1	Principal and Interest Payments	2
2.2	Optional Prepayments	3
2.3	Mandatory Prepayments	3
2.4	Additional Payments	4
2.5	Direct Payment	4
2.6	Payments Payable on Business Days	4
2.7	Interest Laws	4
2.8	Security	5
3. WARRANT		5
3.1	Warrant	5
4. REPRESENTATIONS AND WARRANTIES OF PURCHASER		5
4.1	Representations and Warranties of Purchaser	5
5. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS		6
5.1	Corporate Existence and Authority	6
5.2	Financial Statements.	6
5.3	Default	7
5.4	Authorization and Compliance with Laws and Material Agreements	7
5.5	Solvency	7
5.6	Litigation and Judgments	8
5.7	Rights in Properties; Liens	8
5.8	Enforceability	8
5.9	Indebtedness	8
5.10	Lien Priority	8
5.11	Taxes	9
5.12	Use of Proceeds; Margin Securities	9
5.13	ERISA	9
5.14	Disclosure	9
5.15	Subsidiaries and Capitalization	9
5.16	Investment Company Act	10
5.17	Reserved	10
5.18	Securities Laws	10
5.19	No Labor Disputes	10
5.20	Brokers	10
5.21	Insurance	10
5.22	Conduct of Business	10
5.23	Use of Proceeds; Restrictions under the SBIA	10
5.24	Small Business Concern	11
5.25	Location of Employees and Assets	11

5.26	No Payments Outside the Ordinary Course	11
5.27	Related Person Transactions	11
5.28	Consulting Obligations	11
5.29	Environmental Matters	11
5.30	Patents, Trademarks, Authorizations, etc.	12
6. CONDITIONS PRECEDENT TO Obligations OF PURCHASER		12
6.1	No Litigation	13
6.2	Documents	13
6.3	Material Adverse Change	14
6.4	Closing Fees	14
6.5	No Event of Default	15
6.6	Miscellaneous	15
6.7	Representations and Warranties	15
7. AFFIRMATIVE COVENANTS		15
7.1	Financial Statements	15
7.2	Certificates; Other Information	17
7.3	Books and Records	17
7.4	Financial Disclosure	17
7.5	Disclosure of Material Matters	18
7.6	Performance of Obligations	18
7.7	Preservation of Existence and Conduct of Business	18
7.8	Maintenance of Property	18
7.9	Payment of Taxes and Claims	18
7.10	Compliance with Laws	18
7.11	Insurance	19
7.12	Inspection Rights	19
7.13	Notices	19
7.14	Further Assurances	20
7.15	Compliance with ERISA and the Code	20
7.16	Compliance with Regulations T, U and X	20
7.17	Environmental Costs	20
7.18	SBIA Information	21
7.19	SBIA Compliance	21
7.20	Notice of Business Interruption	21
7.21	New Subsidiaries	21
8. NEGATIVE COVENANTS		22
8.1	Indebtedness	22
8.2	Limitation on Liens	22
8.3	Merger, Recapitalization, Dissolution and Sale of Assets	22
8.4	Restricted Payments	23
8.5	Loans and Investments	24
8.6	Transactions with Affiliates	24
8.7	Nature of Business	24
8.8	Financial Covenants	24
8.9	Negative Pledges	24
8.10	Operating Leases	24

8.11	Use of Proceeds	25
8.12	Contingent Obligations	25
8.13	Material Contracts	25
8.14	Sale and Leaseback	25
8.15	Intervention by Governmental Authority	25
8.16	Fiscal Year	25
9. EVENTS OF DEFAULT AND REMEDIES THEREFORE		25
9.1	Events of Default	25
9.2	Remedies of Holder Upon Occurrence of Event of Default	27
9.3	Annulment of Acceleration	27
9.4	Payment of Obligations	27
9.5	Remedies	27
9.6	Conduct No Waiver	28
10. FORM OF SECURED DEBENTURE; REGISTRATION, TRANSFER AND REPLACEMENT		28
10.1	Form of Secured Debenture	28
10.2	Secured Debenture Register	28
10.3	Issuance of New Secured Debenture Upon Exchange or Transfer	28
10.4	Payment Agreement	29
10.5	Replacement of Secured Debenture	29
10.6	Disposition of Property; Participations	29
11. INTERPRETATION OF AGREEMENT		29
11.1	Certain Terms Defined	29
11.2	Accounting Principles	42
11.3	Directly or Indirectly	42
11.4	References	42
12. MISCELLANEOUS		42
12.1	Expenses	42
12.2	Indemnification	42
12.3	Notices	43
12.4	Reproduction of Documents	43
12.5	Assignment, Sale of Interest	43
12.6	Successors and Assigns	44
12.7	Headings	44
12.8	Counterparts	44
12.9	Reliance on and Survival Provisions	44
12.10	Integration and Severability	44
12.11	Law Governing	44
12.12	Waivers; Modification	45
12.13	Consent to Jurisdiction	45
12.14	Waiver of Jury Trial	45
12.15	Confidential Information	45
12.16	Co-Borrower Provisions	46
12.17	Administrative Borrower	48